                                                                    EXHIBIT 99.6


                                                                  EXECUTION COPY



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                                CREDIT AGREEMENT


                         Dated as of September 29, 2003

                                      among

                               LEVI STRAUSS & CO.,
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

                                       and

                            The Lenders Party Hereto

                     ______________________________________



                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager



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

                                TABLE OF CONTENTS


                                    ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  DEFINED TERMS...................................................2
SECTION 1.02.  OTHER INTERPRETIVE PROVISIONS..................................33
SECTION 1.03.  ACCOUNTING TERMS...............................................33
SECTION 1.04.  ROUNDING.......................................................34
SECTION 1.05.  REFERENCES TO AGREEMENTS AND LAWS..............................34
SECTION 1.06.  TIMES OF DAY...................................................34

                                    ARTICLE 2
                         THE COMMITMENTS AND BORROWINGS

SECTION 2.01.  TERM LOANS.....................................................34
SECTION 2.02.  BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.............35
SECTION 2.03.  VOLUNTARY PREPAYMENTS..........................................36
SECTION 2.04.  MANDATORY PREPAYMENTS..........................................37
SECTION 2.05.  CHANGE OF CONTROL PREPAYMENTS..................................39
SECTION 2.06.  REPAYMENT OF LOANS; DETERMINATION OF MATURITY DATE.............39
SECTION 2.07.  APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS
               UNDER GUARANTY.................................................40
SECTION 2.08.  INTEREST.......................................................41
SECTION 2.09.  FEES...........................................................41
SECTION 2.10.  COMPUTATION OF INTEREST AND FEES...............................42
SECTION 2.11.  EVIDENCE OF DEBT...............................................42
SECTION 2.12.  PAYMENTS GENERALLY.............................................42
SECTION 2.13.  SHARING OF PAYMENTS............................................44

                                    ARTICLE 3
                     TAXES, YIELD PROTECTION AND ILLEGALITY

SECTION 3.01.  TAXES..........................................................45
SECTION 3.02.  ILLEGALITY.....................................................46
SECTION 3.03.  INABILITY TO DETERMINE RATES...................................47
SECTION 3.04.  INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY............47
SECTION 3.05.  FUNDING LOSSES.................................................48
SECTION 3.06.  MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION............48
SECTION 3.07.  SURVIVAL.......................................................49

                                    ARTICLE 4
                        CONDITIONS PRECEDENT TO BORROWING

SECTION 4.01.  CONDITIONS OF BORROWING........................................49

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

SECTION 5.01.  EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS.......52
SECTION 5.02.  AUTHORIZATION; NO CONTRAVENTION................................52
SECTION 5.03.  GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS.....................52
SECTION 5.04.  BINDING EFFECT.................................................53
SECTION 5.05.  FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT...............53
SECTION 5.06.  LITIGATION.....................................................54
SECTION 5.07.  NO DEFAULT.....................................................54
SECTION 5.08.  OWNERSHIP OF PROPERTY; LIENS; REAL PROPERTY....................54
SECTION 5.09.  ENVIRONMENTAL COMPLIANCE.......................................55
SECTION 5.10.  INSURANCE......................................................55
SECTION 5.11.  TAXES..........................................................55
SECTION 5.12.  ERISA COMPLIANCE; FOREIGN EMPLOYEE BENEFIT PLANS...............56
SECTION 5.13.  SUBSIDIARIES...................................................57
SECTION 5.14.  MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC
               UTILITY HOLDING COMPANY ACT....................................57
SECTION 5.15.  DISCLOSURE.....................................................58
SECTION 5.16.  COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS...............58
SECTION 5.17.  INTELLECTUAL PROPERTY, LICENSES, ETC...........................58
SECTION 5.18.  MATTERS RELATING TO COLLATERAL.................................60
SECTION 5.19.  MATERIALLY ADVERSE AGREEMENTS..................................61
SECTION 5.20.  SOLVENCY.......................................................61
SECTION 5.21.  EXTRAORDINARY EVENTS...........................................61
SECTION 5.22.  CONDUCT OF BUSINESS............................................61

                                    ARTICLE 6
                              AFFIRMATIVE COVENANTS

SECTION 6.01.  FINANCIAL STATEMENTS...........................................61
SECTION 6.02.  CERTIFICATES; OTHER INFORMATION................................62
SECTION 6.03.  NOTICES........................................................65
SECTION 6.04.  PAYMENT OF TAXES...............................................65
SECTION 6.05.  PRESERVATION OF EXISTENCE, ETC.................................66
SECTION 6.06.  MAINTENANCE OF PROPERTIES......................................66
SECTION 6.07.  MAINTENANCE OF INSURANCE.......................................66
SECTION 6.08.  COMPLIANCE WITH LAWS...........................................66
SECTION 6.09.  BOOKS AND RECORDS..............................................66
SECTION 6.10.  INSPECTION RIGHTS..............................................67

SECTION 6.11.  USE OF PROCEEDS................................................67
SECTION 6.12.  FURTHER ASSURANCES REGARDING COLLATERAL AND
               GUARANTY REQUIREMENT...........................................67
SECTION 6.13.  MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL........69
SECTION 6.14.  POST CLOSING ACTIONS RELATING TO COLLATERA.....................71

                                    ARTICLE 7
                               NEGATIVE COVENANTS

SECTION 7.01.  LIENS..........................................................73
SECTION 7.02.  INVESTMENTS....................................................76
SECTION 7.03.  INDEBTEDNESS...................................................78
SECTION 7.04.  FUNDAMENTAL CHANGES............................................81
SECTION 7.05.  DISPOSITIONS...................................................82
SECTION 7.06.  RESTRICTED PAYMENTS............................................85
SECTION 7.07.  CHANGE IN NATURE OF BUSINESS...................................85
SECTION 7.08.  TRANSACTIONS WITH AFFILIATES...................................86
SECTION 7.09.  BURDENSOME AGREEMENTS..........................................86
SECTION 7.10.  USE OF PROCEEDS................................................86
SECTION 7.11.  LEASE OBLIGATIONS..............................................87
SECTION 7.12.   AMENDMENTS OF CERTAIN DOCUMENTS...............................87
SECTION 7.13.  ACCOUNTING CHANGES.............................................87
SECTION 7.14.  PREPAYMENTS, ETC., OF INDEBTEDNESS.............................87
SECTION 7.15.  NEGATIVE PLEDGE................................................88
SECTION 7.16.  RESTRICTED SUBSIDIARIES........................................89
SECTION 7.17.  AMENDMENTS OF DOCUMENTS RELATING TO INDEBTEDNESS...............89
SECTION 7.18.  FINANCIAL COVENANT.............................................89

                                    ARTICLE 8
                         EVENTS OF DEFAULT AND REMEDIES

SECTION 8.01.  EVENTS OF DEFAULT..............................................90
SECTION 8.02.  REMEDIES UPON EVENT OF DEFAULT.................................92
SECTION 8.03.  APPLICATION OF FUNDS...........................................93

                                    ARTICLE 9
                              ADMINISTRATIVE AGENT

SECTION 9.01.  APPOINTMENT AND AUTHORIZATION OF THE ADMINISTRATIVE AGENT AND
               SUPPLEMENTAL COLLATERAL AGENTS.................................93
SECTION 9.02.  DELEGATION OF DUTIES...........................................95
SECTION 9.03.  LIABILITY OF THE ADMINISTRATIVE AGENT..........................95
SECTION 9.04.  RELIANCE BY THE ADMINISTRATIVE AGENT...........................95
SECTION 9.05.  NOTICE OF DEFAULT..............................................96

SECTION 9.06.  CREDIT DECISION; DISCLOSURE OF INFORMATION BY
               THE ADMINISTRATIVE AGENT.......................................96
SECTION 9.07.  INDEMNIFICATION OF THE ADMINISTRATIVE AGENT....................97
SECTION 9.08.  THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY............98
SECTION 9.09.  SUCCESSOR ADMINISTRATIVE AGENT.................................98
SECTION 9.10.  THE ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM..............99
SECTION 9.11.  COLLATERAL AND GUARANTY MATTERS...............................100
SECTION 9.12.  OTHER AGENTS; ARRANGERS AND MANAGERS..........................102

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.01.  AMENDMENTS, ETC..............................................102
SECTION 10.02.  NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES...........104
SECTION 10.03.  NO WAIVER; CUMULATIVE REMEDIES...............................105
SECTION 10.04.  ATTORNEY COSTS, EXPENSES AND TAXES...........................105
SECTION 10.05.  INDEMNIFICATION BY THE BORROWER..............................106
SECTION 10.06.  PAYMENTS SET ASIDE...........................................107
SECTION 10.07.  SUCCESSORS AND ASSIGNS.......................................107
SECTION 10.08.  CONFIDENTIALITY..............................................110
SECTION 10.09.  SET-OFF......................................................112
SECTION 10.10.  INTEREST RATE LIMITATION.....................................112
SECTION 10.11.  COUNTERPARTS.................................................112
SECTION 10.12.  INTEGRATION..................................................112
SECTION 10.13.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................113
SECTION 10.14.  SEVERABILITY.................................................113
SECTION 10.15.  TAX FORMS....................................................113
SECTION 10.16.  GOVERNING LAW................................................115
SECTION 10.17.  WAIVER OF RIGHT TO TRIAL BY JURY.............................116
SECTION 10.18.  JUDGMENT CURRENCY............................................116
SECTION 10.19.  INTERNET COMMUNICATIONS......................................117

SCHEDULES

1.01A         Definition of Change of Control
1.01B         Subsidiaries with Certain Trademark Rights
2.01          Commitments and Pro Rata Shares
5.08          Real Property
5.12(c)       ERISA Events
5.13          Subsidiaries
5.17          Intellectual Property Matters
6.14(b)       Material Foreign Subsidiaries
7.01          Existing Liens
7.02          Existing Investments
7.03          Existing Indebtedness
10.02         Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

FORM OF

A             Loan Notice
B-1           Tranche A Note
B-2           Tranche B Note
C             Compliance Certificate
D             Assignment and Assumption and Annex 1
E             Guaranty
F             Intellectual Property Security Agreement
G             Second-Lien Pledge and Security Agreement
H             Intercreditor Agreement

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT (this "AGREEMENT") is entered into as of September 29, 2003, among LEVI STRAUSS & CO., a Delaware corporation (the "BORROWER"), each lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), and BANK OF AMERICA, N.A., as Administrative Agent.

                                    RECITALS

         WHEREAS, the Borrower is a party to that certain Credit Agreement, dated as of January 31, 2003, among the Borrower, Citicorp North America, Inc., as administrative agent and swingline lender, the l/c issuers and other lenders party thereto, The Bank of Nova Scotia, Salomon Smith Barney Inc. and Banc of America Securities LLC, as joint lead arrangers and joint book managers, The Bank of Nova Scotia and Banc of America Securities LLC, as co-syndication agents, and The CIT Group/Commercial Services, Inc., as documentation agent (as amended, supplemented or otherwise modified prior to the Closing Date, the "EXISTING CREDIT AGREEMENT");

         WHEREAS, certain Subsidiaries of the Borrower are parties to that certain Receivables Purchase Agreement, dated as of July 31, 2001, among Levi Strauss Receivables Funding, LLC, Levi Strauss Funding, LLC, Levi Strauss Financial Center Corporation and Levi Strauss Securitization Corp. and that certain Receivables Purchase and Sale Agreement dated as of January 28, 2000 among the Borrower, LSFCC, Levi Strauss Funding Corp., and Levi Strauss Funding, LLC (each as amended, supplemented or otherwise modified prior to the Closing
Date) (collectively, the "EXISTING RECEIVABLES AGREEMENTS");

         WHEREAS, the Borrower has requested that the Lenders provide a term loan facility for the purpose of refinancing all of the obligations of the Borrower under the Existing Credit Agreement and the Existing Receivables Agreements, and for working capital and other general corporate purposes, and the Lenders are willing to do so on the terms and conditions set forth herein;

         WHEREAS, contemporaneously herewith, the Borrower is entering into the ABL Credit Agreement (as defined below);

         WHEREAS, the Borrower will secure all of the Obligations hereunder and under the other Loan Documents by granting to the Administrative Agent, on behalf of the Secured Parties, (i) a First Priority Lien on its trademark and copyright assets pursuant to the Intellectual Property Security Agreement and
(ii) a Lien on certain of its real, personal and mixed property, including a pledge of certain of the capital stock of certain of its Subsidiaries, pursuant to the Second-Lien Pledge and Security Agreement, Mortgages and Foreign Pledge Agreements, which Lien shall be on a junior basis to the agents and lenders under the ABL Credit Agreement pursuant to the Intercreditor Agreement; and

         WHEREAS, certain Domestic Subsidiaries have agreed to guarantee the Obligations hereunder and under the other Loan Documents to secure their guaranties by granting to the Administrative Agent, on behalf of the Secured Parties, (i) a First Priority Lien on their respective trademark and copyright assets pursuant to the Intellectual Property Security Agreement and (ii) a Lien on certain of their respective real, personal and mixed property, including a pledge of certain of the capital stock of certain of their respective Subsidiaries, pursuant to the Second-Lien Pledge and Security Agreement, Mortgages and Foreign Pledge Agreements, which Lien shall be on a junior basis to the agents and lenders under the ABL Credit Agreement pursuant to the Intercreditor Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "1996 INDENTURE" means that certain Indenture dated as of November 6, 1996, as supplemented by a Supplemental Indenture dated as of May 16, 2000, between the Borrower and Wilmington Trust Company (as successor to Citibank, N.A.), as trustee.

         "1996 INSTRUMENTS" means, collectively, (i) the 1996 Indenture and (ii) that certain Fiscal Agency Agreement dated as of November 22, 1996 between the Borrower and Citibank, N.A., as fiscal agent.

         "6.80% NOTES" means the Borrower's 6.80% Notes due 2003 issued under the 1996 Indenture.

         "6.80% NOTES ACCOUNTS" means the reserve accounts established for the cash reserves required to pay the 6.80% Notes.

         "2006 NOTES" means the Borrower's 7.00% Notes due November 1, 2006 issued under the 1996 Indenture.

         "2006 NOTES REFINANCING CONDITION" has the meaning specified in Section 2.06(b).

         "2008 NOTES" means, collectively, (i) the Borrower's 11 5/8% Senior Notes due 2008 issued under that certain U.S. Dollar Indenture dated as of January 18, 2001 between the Borrower and Wilmington Trust Company (as successor to Citibank, N.A.), as trustee and (ii) the Borrower's 11 5/8% Senior Notes due 2008 issued under that certain Euro Indenture dated as of January 18, 2001 between the Borrower and Wilmington Trust Company (as successor to Citibank, N.A.), as trustee.

         "2008 NOTES REFINANCING CONDITION" has the meaning specified in Section 2.06(b).

         "ABL AGENT" means the agent under the ABL Credit Agreement.

         "ABL CREDIT AGREEMENT" means the $650,000,000 Credit Agreement dated as of the date hereof among the Borrower, Levi Strauss Financial Center Corporation, the Guarantors, Bank of America, as agent, and the lenders named therein, including any related notes, collateral documents, letters of credit, Guarantees and any appendices, exhibits or schedules to any of the foregoing, as any or all of such agreements (or any other agreement that Refinances any or all of such agreements) may be, subject to Section 7.01(b), amended, restated, modified or supplemented from time to time, or Refinanced (subject to Section 7.01(b)) in a greater or a lesser amount from time to time, whether with the original agents and lenders or other agents and lenders, and whether provided under the original credit agreement or one or more other asset-based or secured credit agreements under which the Borrower is a borrower. For purposes of this definition, in respect of the Indebtedness under the ABL Credit Agreement, "REFINANCE" means to refinance, extend, renew or restructure such Indebtedness.

         "ACH TRANSACTIONS" means any cash management or related services including the automatic clearing house transfer of funds by Bank of America for the account of the Borrower or LSFCC pursuant to agreement or overdrafts.

         "ADMINISTRATIVE AGENT" means Bank of America in its capacity as administrative agent for the Lenders under any of the Loan Documents, or any successor administrative agent.

         "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

         "ADMINISTRATIVE QUESTIONNAIRE" means an administrative questionnaire in a form supplied by the Administrative Agent.

         "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

         "AGENT-RELATED PERSONS" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America, Banc of America Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "AGENTS" means, collectively, the Administrative Agent, the Lead Arranger, and each co-agent or sub-agent appointed from time to time by the Administrative Agent pursuant to Article IX.

         "AGGREGATE COMMITMENTS" means the Commitments of all the Lenders.

         "AGREEMENT" has the meaning specified in the introductory paragraph hereto.

         "APPLICABLE AGENT" means (i) with respect to the Intellectual Property Security Agreement and the IP Collateral, the Administrative Agent and (ii) with respect to the Second-Lien Pledge and Security Agreement, the Foreign Pledge Agreements and the Second-Lien Collateral, (A) so long as the Intercreditor Agreement is in effect, (x) in the case of any Collateral in which security interests can only be perfected by possession or control or to the extent otherwise agreed to by the Administrative Agent, the ABL Agent as an agent for the Administrative Agent pursuant to the Intercreditor Agreement or Bank of America as collateral agent (or any other Person that may be appointed from time to time as collateral agent) for the Administrative Agent and the ABL Agent pursuant to the Second-Lien Pledge and Security Agreement and the ABL Credit Agreement, respectively and (y) in the case of all other Collateral, the Administrative Agent and (B) at all other times, the Administrative Agent.

         "APPROVED FUND" has the meaning specified in Section 10.07(g).

         "ASSIGNMENT AND ASSUMPTION" means an Assignment and Assumption substantially in the form of Exhibit D.

         "ATTORNEY COSTS" means and includes all fees, expenses and disbursements of any law firm or other external counsel.

         "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended November 24, 2002, and the related consolidated statements of income or operations, stockholders' equity and cash flows for such Fiscal Year of the Borrower and its Subsidiaries, including the notes thereto.

         "AVAILABLE AMOUNT" means (i) $50,000,000 in the aggregate during Fiscal Year 2003, (ii) $100,000,000 in the aggregate during Fiscal Years 2003 and 2004, taken as a single period, (iii) $150,000,000 in the aggregate during Fiscal Years 2003, 2004 and 2005, taken as a single period, (iv) $200,000,000 in the aggregate during Fiscal Years 2003, 2004, 2005 and 2006, taken as a single period, (v) $225,000,000 in the aggregate during Fiscal Years 2003, 2004, 2005, 2006 and 2007, taken as a single period, (vi) $250,000,000 in the aggregate during Fiscal Years 2003, 2004, 2005, 2006, 2007 and 2008, taken as a single period, or (vii) $275,000,000 in the aggregate during Fiscal Years 2003, 2004, 2005, 2006, 2007, 2008 and 2009, taken as a single period; PROVIDED that in each case, the net transfer of cash from the Loan Parties to Subsidiaries that are not Guarantors shall be no more than $25,000,000 in any Fiscal Year.

         "BANK OF AMERICA" means Bank of America, N.A. and its successors.

         "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "BASE RATE LOAN" means a Tranche A Loan that bears interest based on the Base Rate.

         "BORROWER" has the meaning specified in the introductory paragraph hereto.

         "BORROWER IP RIGHTS" has the meaning specified in Section 5.17(a).

         "BORROWING" means the borrowing consisting of Tranche A Loans of the same Type or Tranche B Loans and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each of the Lenders pursuant to Section 2.01.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of California or the state where the Administrative Agent's Office is located (such state being California as of the date of this Agreement) and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "CAPITAL MARKETS TRANSACTION" means an issuance or sale of Indebtedness by the Borrower through a public offering or private placement (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section
7.03 (other than Section 7.03(a)(ii)).

         "CASH EQUIVALENTS" means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A- from S&P or the equivalent thereof from another nationally recognized rating agency;
(c) commercial paper maturing no more than 270 days from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) time deposits, certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States, any state thereof or an OECD country having, at such date, a rating of at least A- from S&P or the equivalent thereof from another nationally recognized rating agency (except as otherwise approved by the Treasurer of the Borrower) or by a primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York; (e) repurchase agreements with financial institutions organized under the laws of the United States, any state thereof or an OECD country having, at such date, a rating of at least A- from S&P or the equivalent thereof from another nationally recognized rating agency (except as otherwise approved by the Treasurer of the Borrower) or with a primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York; (f) Dollar denominated floating rate notes, foreign currency denominated floating rate notes and foreign indexed notes, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A or A-1 from S&P or the equivalent thereof from another nationally recognized rating agency; (g) auction rate notes maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A or A-1 from S&P or the equivalent thereof from another nationally recognized rating agency; (h) money market preferred funds maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least AA from S&P or the equivalent thereof from another nationally recognized rating agency; and (i) money market funds maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A- from S&P or the equivalent thereof from another nationally recognized rating agency; provided such investments are limited to $25,000,000 for each such fund and $100,000,000 in the aggregate for all such funds, such funds are open-end funds with total assets of more than $1,000,000,000 and an expressed goal of maintaining a net asset value of $1.00 per share and such funds limit their investments to the prime credit instruments allowed in this definition with average weighted maturity of less than 90 days.

         "CASH MANAGEMENT SERVICES" means clearing lines, overdraft facilities, controlled disbursement services or similar cash management arrangements including, without limitation, any obligations arising from the honoring of a draft or payment order, and the ACH Transactions and credit card services.

         "CHANGE OF CONTROL" means the occurrence of any "Change in Control" as defined in that certain U.S. Dollar Indenture dated as of January 18, 2001 between the Borrower and Wilmington Trust Company (as successor to Citibank, N.A.), as trustee, which definition (together with the related definitions) is set forth for the convenience of the parties to this Agreement in Schedule 1.01A.

         "CLASS", when used in respect of any Loan, Borrowing or Commitment, refers to whether such Loan, or the Loans comprising such Borrowing, or the Loans to be made pursuant to such Commitment, are Tranche A Loans or Tranche B Loans.

         "CLOSING DATE" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Sections 4.01 and 10.01.

         "CODE" means the Internal Revenue Code of 1986.

         "COLLATERAL" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents.

         "COLLATERAL AND GUARANTY REQUIREMENT" means the requirement that:

         (a) the Administrative Agent shall have received from each Lien Grantor either (i) a counterpart of the Intellectual Property Security Agreement duly executed and delivered on behalf of such Lien Grantor or (ii) in the case of any Person that becomes a Lien Grantor after the Closing Date, a supplement to the Intellectual Property Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Lien Grantor;

         (b) the Administrative Agent shall have received from each Second-Lien Grantor either (i) a counterpart of the Second-Lien Pledge and Security Agreement duly executed and delivered on behalf of such Second-Lien Grantor or
(ii) in the case of any Person that becomes a Second-Lien Grantor after the Closing Date, a supplement to the Second-Lien Pledge and Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Second-Lien Grantor;

         (c) all outstanding Equity Interests constituting Collateral shall have been pledged pursuant to the Second-Lien Pledge and Security Agreement and the Foreign Pledge Agreements and the Applicable Agent shall have received all certificates or other instruments representing all such outstanding Equity Interests, in each case together with stock powers or other instruments of transfer with respect thereto endorsed in blank (other than with respect to certain pledges over Pledged Foreign Subsidiaries which may occur post-Closing pursuant to Section 6.14);

         (d) all documents and instruments, including UCC financing statements and PTO filing documents, required by law or reasonably requested by the Applicable Agent to be filed, registered or recorded to create the Liens intended to be created by the Intellectual Property Security Agreement and the Second-Lien Pledge and Security Agreement and perfect or record such Liens to the extent, and with the priority, required by the Collateral Documents, shall have been filed, registered or recorded or delivered to the Applicable Agent for filing, registration or recording (other than with respect to certain actions relating to the IP Collateral and the Second-Lien IP Collateral which may occur post-Closing pursuant to Section 6.14);

         (e) each Lien Grantor shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of the Intellectual Property Security Agreement and (ii) subject to any limitations set forth in the Intellectual Property Security Agreement, the performance of its obligations thereunder and the granting of First Priority Liens purported to be granted by it thereunder;

         (f) each Second-Lien Grantor shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of the Second-Lien Pledge and Security Agreement and, if applicable, a Foreign Pledge Agreement and (ii) subject to any limitations set forth in the Second-Lien Pledge and Security Agreement and, if applicable, the Foreign Pledge Agreement, the performance of its obligations thereunder and the granting of the Liens purported to be granted by it thereunder; and

         (g) the Administrative Agent shall have received a counterpart of the Intercreditor Agreement from each of the parties thereto.

         "COLLATERAL DOCUMENTS" means, collectively, the Intellectual Property Security Agreement, the Second-Lien Pledge and Security Agreement, the Intercreditor Agreement, the Mortgages, the Foreign Pledge Agreements and each other security agreement, pledge agreement, mortgage, instrument or document executed and delivered pursuant to this Agreement or any of the other Loan Agreements to secure any of the Obligations.

         "COMMITMENT" means, as to each Lender, its obligation, if any, to (a) make a Tranche A Loan to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the Lender's Tranche A Commitment set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, and (b) make a Tranche B Loan to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount not to exceed the Lender's Tranche B Commitment set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, in each case as such amounts may be adjusted from time to time in accordance with this Agreement.

         "COMMUNICATIONS" has the meaning specified in Section 10.19.

         "COMPENSATION PERIOD" has the meaning specified in Section 2.12(c)(ii).

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit C.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of capital leases which is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries) by the Borrower and its Subsidiaries during that period that, in conformity with

GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries but EXCLUDING the aggregate of all expenditures by the Borrower and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of the Borrower. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

         "CONSOLIDATED EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period, PLUS (b) the sum of the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes for such period, (iii) the amount of depreciation and amortization expense, (iv) all nonoperating expense (excluding nonoperating expense, if any, constituting restructuring and restructuring related charges incurred after June 25, 2003) of the Borrower and its subsidiaries for such period MINUS all nonoperating income (excluding nonoperating income, if any, constituting reversals of restructuring and restructuring related charges, where such charges are incurred after June 25, 2003) of the Borrower and its Subsidiaries for such period, (v) solely with respect to the Fiscal Quarter ending November 2002, the amount of $8,788,000, which shall be deemed by the parties hereto to be an amount relating to restructuring and restructuring related charges for such period, (vi) solely with respect to the Fiscal Quarter ending February 2003, a one-time non-cash adjustment to lease expense in an amount not to exceed $25,000,000 and (vii) without duplication, all restructuring and restructuring related charges incurred after June 25, 2003 (the "RESTRUCTURING CHARGES"), minus (c) without duplication, the aggregate amount of cash payments made during such period in respect of the Restructuring Charges.

         "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to (a) Consolidated EBITDA for such period, MINUS (b) the sum, without duplication, of the amounts for such period of (i) voluntary and scheduled repayments of Indebtedness, including without limitation any repayments of the 2006 Notes or the 2008 Notes (excluding (x) repayments of principal on loans under the ABL Credit Agreement except to the extent the commitments thereunder are permanently reduced in connection with such repayment and (y) (A) repayments of the Equipment Financing Transactions described on
Schedule 7.03 with the proceeds of Equipment Financing Transactions secured by the same equipment and consummated within 180 days of the related repayments,
(B)
repayments of the 6.80% Notes from the 6.80% Notes Accounts and (C) repayments of the Existing Credit Agreement and the Existing Receivables Agreements), (ii) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (iii) Consolidated Interest Charges for such period or any other period to the extent paid in cash during such period, and
(iv) cash payments of current federal, state, local and foreign taxes during such period.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio of (a) (i) Consolidated EBITDA for the four Fiscal Quarters most recently ended for which the Borrower is required to have delivered financial statements pursuant Section 6.01(a) or (b) MINUS (ii) the sum of (A) the aggregate amount of all Consolidated Capital Expenditures made by the Borrower and its Subsidiaries during such period PLUS (B) the provision for federal, state, local and foreign income taxes for such period, TO (b) Consolidated Interest Charges for such period or any other periods to the extent paid in cash during such period.

         "CONSOLIDATED FUNDED INDEBTEDNESS" means, as of any date of determination, all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis that would (or would be required to) appear as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.

         "CONSOLIDATED INTEREST CHARGES" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, all interest (net of all interest income), premium amortization, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP.

         "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the four Fiscal Quarters most recently ended for which the Borrower is required to have delivered financial statements pursuant to Section 6.01(a) or (b), to (b) Consolidated Interest Charges for such period or any other periods to the extent paid in cash during such period.

         "CONSOLIDATED LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the four Fiscal Quarters most recently ended for which the Borrower is required to have delivered financial statements pursuant to
Section 6.01(a) or (b).

         "CONSOLIDATED NET INCOME" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries for that period.

         "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "CONTROL" has the meaning specified in the definition of "AFFILIATE."

         "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "DEFAULT RATE" means, with respect to any Loan, an interest rate equal to the interest rate otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable laws.

         "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and any grant of any option or rights relating to any such property.

         "DISQUALIFIED STOCK" has the meaning specified in that certain U.S. Dollar Indenture dated as of January 18, 2001 between the Borrower and Wilmington Trust Company (as successor to Citibank, N.A.), as trustee, that certain Euro Indenture dated as of January 18, 2001 between the Borrower and Wilmington Trust Company (as successor to Citibank, N.A.), as trustee, and that certain

Indenture dated as of December 4, 2002 between the Borrower and Wilmington Trust Company, as trustee.

         "DOLLAR" and "$" mean lawful money of the United States.

         "DOMESTIC SUBSIDIARY" means any direct or indirect Subsidiary of the Borrower that is organized under the laws of any political subdivision of the United States.

         "ELIGIBLE ASSIGNEE" has the meaning specified in Section 10.07(g).

         "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "EQUIPMENT FINANCING TRANSACTION" means any financing with any Person of equipment secured by such equipment which will be treated as Indebtedness.

         "EQUITY INTERESTS" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "EURODOLLAR RATE" means for any Interest Period with respect to any Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the higher of (x) 2% and (y) the rate per annum obtained by dividing (a)(i) the offered rate (if any) appearing on the Telerate Screen which displays an average British Bankers' Association Interest Settlement Rate for deposits of the relevant amount for a period equal to the Interest Period relating to that Borrowing at or about 11:00 A.M. (London time) two Business Days before the first day of such Interest Period with respect to each Eurodollar Rate Loan, or (ii) if the Administrative Agent is unable to access the Telerate Screen or if the relevant rate is not displayed, the rate per annum at which Bank of America was offering to leading banks in the London interbank market at their request deposits of such amount and for such Interest Period at or about 4:00 P.M. (London time) two Business Days before the first day of such Interest Period, by
(b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage. For the purposes of this definition, "Telerate Screen" means the display on the Telerate Service or such other service as may be nominated by the British Bankers' Association Interest Settlement Rate for deposits in Dollars.

         "EURODOLLAR RATE LOAN" means a Tranche A Loan that bears interest at a rate based on the Eurodollar Rate.

         "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for any Eurodollar Rate Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) (carried out to five decimal places) under regulations issued from time to time by the FRB (or any successor) or any governmental authority having jurisdiction with respect thereto for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency Funding (currently referred to as "EUROCURRENCY LIABILITIES", as that term is defined for purposes of Regulation D of the FRB) having a term equal to such Interest Period.

         "EVENT OF DEFAULT" has the meaning specified in Section 8.01.

         "EXISTING CREDIT AGREEMENT" has the meaning specified in the Recitals hereto.

         "EXISTING RECEIVABLES AGREEMENTS" has the meaning specified in the Recitals hereto.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; PROVIDED THAT (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the weighted average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "FEE LETTER" means the letter agreement, dated September 10, 2003, among the Borrower and certain Affiliates of Bank of America.

         "FIRST PRIORITY LIEN" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (a) such Lien is perfected and has priority over any other Lien on such Collateral (other than senior Liens permitted pursuant to Section 7.01) and (b) such Lien is the only Lien (other than Liens permitted pursuant to Section 7.01) to which such Collateral is subject.

         "FISCAL QUARTER" means, with respect to the Borrower or any of its Subsidiaries, the approximately three-month period ending on a day in February, May, August or November, as the case may be, not earlier than the tenth Business Day before the last day of such month, as determined from time to time by the Borrower in the ordinary course of its business, as the context may require, or, if any such Subsidiary was not in existence on the first day of any such period, the period commencing on the date on which such Subsidiary is incorporated, organized, formed or otherwise created and ending on the last day of such period.

         "FISCAL YEAR" means, with respect to the Borrower or any of its Subsidiaries, the approximately twelve-month period ending on a day in November not earlier than the tenth Business Day before the last day of such month, as determined from time to time by the Borrower in the ordinary course of its business or, if any such Subsidiary was not in existence on such day in November in any calendar year, the period commencing on the date on which such Subsidiary is incorporated, organized, formed or otherwise created and ending on the fourth Sunday of the next succeeding November.

         "FLOOD HAZARD PROPERTY" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

         "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT" has the meaning specified in
Section 5.12(d).

         "FOREIGN LENDER" has the meaning specified in Section 10.15(a)(i).

         "FOREIGN PLAN" has the meaning specified in Section 5.12(d).

         "FOREIGN PLEDGE AGREEMENTS" means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed and delivered by the Borrower or any Domestic Subsidiary that owns Equity Interests of one or more Pledged Foreign Subsidiaries organized in such country, in form and substance satisfactory to the Applicable Agent.

         "FOREIGN RECEIVABLES" means all obligations of any obligor (whether now existing or hereafter arising) under a contract for sale of goods or services by Foreign Subsidiaries or any foreign branch of any Domestic Subsidiary, which includes any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of Foreign Subsidiaries or foreign branches of Domestic Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, (c) all guaranties, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations, (d) all books and records relating to the foregoing, lockbox accounts containing primarily proceeds of the foregoing, and other similar related assets customarily transferred (or in which security interests are customarily granted) to purchasers in receivables purchase transactions that are treated as sales under GAAP, (e) all rights of Foreign Subsidiaries or foreign branches of Domestic Subsidiaries to refunds on account of value added tax in respect of goods sold to an obligor, any receivable from whom is or becomes a defaulted receivable, and (f) proceeds of or judgments relating to any of the foregoing, any debts represented thereby and all rights of action against any Person in connection therewith.

         "FOREIGN SUBSIDIARY" means any direct or indirect Subsidiary of the Borrower, other than a Domestic Subsidiary.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "FUND" has the meaning specified in Section 10.07(g).

         "FUNDED CURRENT LIABILITY PERCENTAGE" means "funded current liability percentage" within the meaning of Section 412(l)(8)(B) of the Internal Revenue Code.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GUARANTEE" means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "GUARANTORS" means, collectively, each Domestic Subsidiary of the Borrower other than any Restricted Subsidiary.

         "GUARANTY" means the Guaranty made by the Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit E.

         "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

         (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

         (b) all direct obligations of such Person arising under letters of credit (including standby and trade letters of credit), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

         (c) net obligations of such Person under any Swap Contract;

         (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

         (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

         (f) capital leases and Synthetic Lease Obligations;

         (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

         (h) all Guarantees of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "INDEMNIFIED LIABILITIES" has the meaning specified in Section 10.05.

         "INDEMNITEES" has the meaning specified in Section 10.05.

         "INELIGIBLE SECURITIES" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. ss. 24, Seventh), as amended.

         "INFORMATION" has the meaning specified in Section 10.08.

         "INFORMATION MEMORANDUM" means the information memorandum dated September 2003 used by the Lead Arranger in connection with the syndication of the Commitments.

         "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the Intellectual Property Security Agreement executed and delivered by the Borrower and each other Loan Party on the Closing Date, substantially in the form of Exhibit F, as such Intellectual Property Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

         "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of the Closing Date, between the Administrative Agent and the ABL Agent and acknowledged and agreed to by the Borrower and certain of its Affiliates, substantially in the form of Exhibit H, as such agreement may be amended, modified or replaced from time to time.

         "INTEREST PAYMENT DATE" means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and
(b) as to any Base Rate Loan or Tranche B Loan, the last Business Day of each March, June, September and December and the Maturity Date.

         "INTEREST PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; PROVIDED
THAT:

         (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

         (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

         (c) no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date; and

         (d) no Interest Period with respect to any portion of the Loans shall extend beyond a date on which the Borrower is required to make a scheduled payment of principal thereof, unless the sum of (a) the aggregate principal amount of Loans that are Base Rate Loans PLUS (b) the aggregate principal amount of Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on Loans on such date.

         "INVENTORY" means, with respect to any Person as of any date of determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials and work in process.

         "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, the original principal amount of any such Investment).

         "INVESTMENT POLICIES" means the Borrower's U.S. Deferred Compensation Plan for Executives and Outside Directors Statement of Investment Policy in the form delivered to the Administrative Agent prior to the Closing Date, as such document may be amended from time to time in accordance with Section 7.12.

         "IP COLLATERAL" means, collectively, the IP Rights that constitute Collateral under the Intellectual Property Security Agreement.

         "IP RIGHTS" has the meaning specified in Section 5.17.

         "IRS" means the United States Internal Revenue Service.

         "LAWS" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof.

         "LEAD ARRANGER" means Banc of America Securities LLC in its capacity as the sole lead arranger and sole book manager and its successors.

         "LENDER" has the meaning specified in the introductory paragraph hereto.

         "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

         "LIEN GRANTOR" means "GRANTOR" as defined in the Intellectual Property Security Agreement.

         "LOAN" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Tranche A Loan or a Tranche B Loan.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Fee Letter, the Guaranty and the Collateral Documents.

         "LOAN NOTICE" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "LOAN PARTIES" means, collectively, the Borrower and each of the Subsidiaries party to the Guaranty or any of the Collateral Documents.

         "LOS/DOS BUSINESS" means the ownership and operation by the Borrower or a Subsidiary of the Borrower, whether directly or through joint ventures with third parties in partnership, corporate or other form, of businesses engaged solely in selling apparel and accessories and related products including, without limitation, selling through retail stores, outlet stores, telephone sales, catalog or other mail orders, and electronic sales. LOS/DOS Business shall not include any business engaging in manufacturing or in selling and in manufacturing.

         "LS&CO. DEFERRED COMPENSATION PLAN" has the meaning specified in
Section 7.05(g).

         "LS&CO. TRUST" has the meaning specified in Section 7.05(g).

         "LS&CO. TRUST AGREEMENT" has the meaning specified in Section 7.05(g).

         "LSFCC" means Levi Strauss Financial Center Corporation, a California corporation, formerly Levi Strauss Credit Corp., a California corporation, and any successors.

         "LSIFCS" means Levi Strauss International Group Finance Coordination Services C.V.A./S.C.A., a Belgian corporation, and any successors.

         "MASTER AGREEMENT" has the meaning specified in the definition of "SWAP CONTRACT".

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

         "MATERIAL DOMESTIC SUBSIDIARY" means any Domestic Subsidiary that is a Material Subsidiary.

         "MATERIAL FOREIGN SUBSIDIARY" means any Material Subsidiary (other than a Restricted Subsidiary) if such Material Subsidiary is (a) not a Domestic Subsidiary and (b) owned by the Borrower either directly or indirectly through a chain of one or more Domestic Subsidiaries.

         "MATERIAL SUBSIDIARY" means (a) any Subsidiary of the Borrower, (i) the net book value of which is $5,000,000 or more or (ii) the annual gross revenue of which is $15,000,000 or more, and (b) any other Subsidiary of the Borrower that holds, directly or indirectly, any IP Collateral, or is a party to, or has any rights or benefits with respect to, any agreement relating thereto, other than those Subsidiaries set forth on Schedule 1.01B in respect of the IP Collateral and (c) any other Subsidiary of the Borrower designated by the Borrower to be a "MATERIAL SUBSIDIARY" for purposes of this Agreement. Notwithstanding the foregoing, no Subsidiary shall be a "MATERIAL SUBSIDIARY" pursuant to subclause
(b) of this definition solely because such Subsidiary is granted a right to use IP Collateral by a Loan Party; PROVIDED that such Subsidiary's right of use (other than any Permitted Right) does not restrict the Loan Parties from otherwise using, transferring or licensing such IP Collateral.

         "MATURITY DATE" means September 29, 2009, provided that (x) if the 2006 Notes Refinancing Condition is not met in accordance with the provisions set forth in Section 2.06(b), the Maturity Date will be August 1, 2006 and (y) if the 2008 Notes Refinancing Condition is not met in accordance with the provisions set forth in Section 2.06(b), the Maturity Date will be October 15, 2007.

         "MAXIMUM RATE" has the meaning specified in Section 10.10.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORTGAGE" means any security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party with respect to Second-Lien Collateral that are real property assets, in each case in form and substance reasonably acceptable to the Administrative Agent.

         "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "NET CASH PROCEEDS", with respect to any Disposition of any property or asset, means cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Borrower or any of its Subsidiaries from such Disposition, net of any bona fide direct costs incurred in connection with such Disposition, including (a) income taxes reasonably estimated to be actually payable within two years of the date of such Disposition as a result of any gain recognized in connection with such Disposition and (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is (i) required to be repaid under the terms thereof as a result of such Disposition and (ii) actually paid at the time of receipt of such cash payment to a Person that is not an Affiliate of any Loan Party or of any Affiliate of any Loan Party; PROVIDED, HOWEVER, that for purposes of clause (a) above, if, at the time such taxes are actually paid or otherwise satisfied, the amount of the reserve therefor exceeds the amount paid or otherwise satisfied, then the Borrower shall prepay the outstanding Loans in accordance with the terms of
Section 2.04, in an amount equal to the amount of such excess reserve.

         "NOTES" means Tranche A Notes and Tranche B Notes.

         "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         "OECD" means the Organization for Economic Cooperation and Development.

         "ORDINARY COURSE SWAP CONTRACTS" means any and all interest rate swaps, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, interest rate options, forward foreign exchange transactions, put or call transactions, cap transactions, floor transactions, collar transactions, currency swaps, cross-currency rate swaps, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, in each case that are (or were) entered into by any Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view" and that do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

         "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "ORIGINAL CURRENCY" has the meaning specified in Section 10.18(a).

         "OTHER CURRENCY" has the meaning specified in Section 10.18(a).

         "OTHER TAXES" has the meaning specified in Section 3.01(b).

         "OUTSTANDING AMOUNT" means, with respect to Tranche A Loans or Tranche B Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof occurring on such date.

         "PARTICIPANT" has the meaning specified in Section 10.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PENSION PLAN" means any "EMPLOYEE PENSION BENEFIT PLAN" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "PERMITTED FOREIGN INVENTORY TRANSACTION" means any financing with any Person of inventory owned by a Foreign Subsidiary which will be treated as Indebtedness, which financing is secured solely by such inventory and other related assets customarily included as security interests in inventory financing transactions (such as related books and records).

         "PERMITTED FOREIGN RECEIVABLES TRANSACTION" means any arrangement of Foreign Subsidiaries or foreign branches of Domestic Subsidiaries providing for sales, transfers or conveyances of, or granting of security interests in, Foreign Receivables; PROVIDED that the aggregate outstanding amount for all such arrangements of foreign branches of Domestic Subsidiaries shall not at any time exceed $35,000,000.

         "PERMITTED RIGHT" means any right to use IP Collateral granted by a Loan Party to a Subsidiary that restricts such Loan Party from using, transferring or licensing such IP Collateral solely in the jurisdiction or jurisdictions in which such Subsidiary has been granted such right; PROVIDED that (a) such Subsidiary may not sub-license any such right except to another Subsidiary or the Borrower or, in the ordinary course of business, to operators of franchise retail stores in their respective jurisdiction or jurisdictions and (b) either (i) such Loan Party is entitled (by amendment to the applicable license agreement or otherwise) to terminate or cancel such right at any time without payment or consideration of any material amount or satisfaction of any other condition involving the imposition of material obligations or (ii) such right is immaterial to the operations or financial condition of such Loan Party.

         "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "PLAN" means any "EMPLOYEE BENEFIT PLAN" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "PLEDGED DOMESTIC SUBSIDIARY" means a Domestic Subsidiary (other than a Guarantor or LSFCC) 100% of the Equity Interests of which are owned by a Loan Party and are pledged under the Second Lien Pledge and Security Agreement.

         "PLEDGED FOREIGN SUBSIDIARY" means a Material Foreign Subsidiary no more than 65% of the Equity Interests of which is pledged under the Second-Lien Pledge and Security Agreement.

         "PLEDGED INDEBTEDNESS" has the meaning specified in the Second-Lien Pledge and Security Agreement.

         "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

         "PRINCIPAL PROPERTY" means any contiguous or proximate parcel of real property owned by, or leased to, the Borrower or any of its Restricted Subsidiaries, and any equipment located at or comprising a part of any such property, having a gross book value (without deduction of any depreciation reserves), as of the date of determination, in excess of 1% of Consolidated Net Tangible Assets (as defined in the 1996 Instruments); PROVIDED, HOWEVER, that in the event that the 1996 Instruments, or the limitations regarding Liens granted by the Borrower or Restricted Subsidiaries contained in the 1996 Instruments, are no longer binding on the Borrower, no property shall be a Principal Property.

         "PRO RATA SHARE" means with respect to all payments, computations and other matters relating to (a) the Tranche A Loan of any Lender, the percentage obtained by DIVIDING (i) the principal amount of the Tranche A Loan of that Lender BY (ii) the aggregate principal amount of the Tranche A Loans of all Lenders, (b) the Tranche B Loan of any Lender, the percentage obtained by DIVIDING (i) the principal amount of the Tranche B Loan of that Lender BY (ii) the aggregate principal amount of the Tranche B Loans of all Lenders, and (c) the Loans of any Lender, the percentage obtained by DIVIDING (i) the aggregate principal amount of the Loans of such Lender BY (ii) the aggregate principal amount of Loans of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 10.07. The initial Pro Rata Shares of each Lender is set forth opposite the name of such Lender on
Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "PTO" means the United States Patent and Trademark Office or any successor or substitute office.

         "REAL ESTATE" means all now or hereafter owned or leased estates in real property of the Loan Parties, including, without limitation, all fees, leaseholds and future interests, together with all of the Loan Parties' now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

         "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Loan Party in any real property.

         "REAL ESTATE FINANCING TRANSACTIONS" means any arrangement with any Person pursuant to which the Borrower or any of its Subsidiaries incurs Indebtedness secured by a Lien on real property of the Borrower or any of its Subsidiaries and related personal property.

         "REDEEMABLE" means, with respect to any Equity Interest, Indebtedness or other right or obligation, any such Equity Interest, Indebtedness or other right or obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

         "REGISTER" has the meaning specified in Section 10.07(c).

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "REQUIRED LENDERS" means, as of any date of determination, Lenders having more than 50% of the aggregate outstanding principal amount of Loans.

         "REQUIRED LENDERS (TRANCHE A)" means, as of any date of determination, Lenders having more than 50% of the aggregate outstanding principal amount of Tranche A Loans.

         "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Borrower which owns or leases a Principal Property; PROVIDED, HOWEVER, that in the event that the 1996 Instruments, or the limitations regarding Liens granted by or on the Equity Interests or Indebtedness of Restricted Subsidiaries contained in the 1996 Instruments, are no longer binding on the Borrower, no Subsidiary of the Borrower shall be a Restricted Subsidiary.

         "S&P" means Standard and Poor's, a division of The McGraw-Hill Companies, Inc.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "SECOND-LIEN COLLATERAL" means the Collateral in which Liens are purported to be granted pursuant to the Second-Lien Pledge and Security Agreement, the Mortgages and the Foreign Pledge Agreements.

         "SECOND-LIEN GRANTOR" means "GRANTOR" as defined in the Second-Lien Pledge and Security Agreement.

         "SECOND-LIEN IP COLLATERAL" means the IP Rights that constitute Collateral under the Second-Lien Pledge and Security Agreement.

         "SECOND-LIEN PLEDGE AND SECURITY AGREEMENT" means, the Second-Lien Pledge and Security Agreement executed and delivered by the parties thereto on the Closing Date, substantially in the form of Exhibit G, as such Second-Lien Pledge and Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

         "SECURED PARTIES" means, collectively, the Agents and the Lenders.

         "SOLVENT" and "SOLVENCY" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SPECIFIED REFINANCING INDEBTEDNESS" means any Indebtedness incurred to refinance the 2006 Notes or the 2008 Notes pursuant to and in accordance with
Section 2.06(b).

         "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person, PROVIDED, HOWEVER, in no event shall the LS&Co. Trust be considered to be a Subsidiary of the Borrower. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in Section 9.01.

         "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, put or call transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any international foreign exchange master agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

         "SWAP TERMINATION VALUE" means, with respect to each Swap Contract on any date of determination, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contract, an amount equal to the termination value, expressed in Dollars, as determined by the Borrower; PROVIDED, HOWEVER, that in the event that two Lenders determine that the mark-to-market value, expressed in Dollars, for any Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contract, is greater than the termination value for such Swap Contract determined by the Borrower, the Swap Termination Value of such Swap Contract shall be the amount determined by such Lenders.

         "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "TAXES" has the meaning specified in Section 3.01(a).

         "TITLE COMPANY" means one or more other title insurance companies reasonably satisfactory to the Administrative Agent.

         "TRADEMARK LICENSE AGREEMENT" means the Trademark License Agreement, dated as of the Closing Date, between the Administrative Agent and the ABL Agent, as such Trademark License Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

          "TRANCHE A COMMITMENT" means the commitment of a Lender to make a Tranche A Loan to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the corresponding amount set forth opposite such Lender's name on Schedule 2.01 or in the

Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, and "TRANCHE A COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "TRANCHE A LOANS" means the Loans made by the Lenders to the Borrower pursuant to Section 2.01(a).

         "TRANCHE A NOTES" means any promissory notes of the Borrower issued pursuant to Section 2.11 to evidence the Tranche A Loans of any Lenders, substantially in the form of Exhibit B-1 annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

         "TRANCHE B COMMITMENT" means the commitment of a Lender to make a Tranche B Loan to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the corresponding amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, and "TRANCHE B COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "TRANCHE B LOANS" means the Loans made by the Lenders to the Borrower pursuant to Section 2.01(b).

         "TRANCHE B NOTES" means any promissory notes of the Borrower issued pursuant to Section 2.11 to evidence the Tranche B Loans of any Lenders, substantially in the form of Exhibit B-2 annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

         "TYPE" means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

         "UNITED STATES" and "U.S." mean the United States of America.

         "UNPLEDGED FOREIGN SUBSIDIARIES" means Foreign Subsidiaries none of the Equity Interests of which is pledged pursuant to the Second-Lien Pledge and Security Agreement.

         "VOTING TRUST AGREEMENT" means the Voting Trust Agreement entered into as of April 15, 1996 by and among Robert D. Haas, Peter E. Haas, Sr., Peter E. Haas, Jr. and F. Warren Hellman as the Voting Trustees and the stockholders of the Borrower (as successor to LSAI Holding Corp.) who are parties thereto.

         "VOTING TRUSTEES" means the individuals designated as Voting Trustees under the Voting Trust Agreement.

     Section 1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) (i)   The words "HEREIN," "HERETO," "HEREOF" and "HEREUNDER" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

         (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

         (iii) The term "INCLUDING" is by way of example and not limitation.

         (iv) The term "DOCUMENTS" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING"; the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING"; and the word "THROUGH" means "TO AND INCLUDING."

     (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     Section 1.03. ACCOUNTING TERMS.

     (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the

Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     Section 1.04. ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     Section 1.05. REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     Section 1.06. TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Pacific Standard time (daylight or standard, as applicable).

                                   ARTICLE 2
                         THE COMMITMENTS AND BORROWINGS

     Section 2.01. TERM LOANS. Subject to the terms and conditions set forth herein, each Lender that has a Tranche A Commitment severally agrees to lend to the Borrower on the Closing Date an amount not exceeding its Tranche A Commitment, to be used in accordance with the provisions of Sections 6.11 and 7.10, and each Lender that has a Tranche B Commitment severally agrees to lend to the Borrower on the Closing Date an amount not exceeding its Tranche B Commitment, to be used in accordance with the provisions of Sections 6.11 and
7.10. The Borrower may make only one borrowing under each of the Tranche A Commitments and the Tranche B Commitments. Amounts borrowed under this

Section 2.01 and subsequently repaid or prepaid may not be reborrowed. Tranche A Loans may be Base Rate Loans or Eurodollar Rate Loans, and Tranche B Loans shall bear a fixed interest rate, in each case as further provided herein.

     Section 2.02. BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

     (a) The Borrowing, each conversion of Tranche A Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 9:00 a.m. three Business Days prior to the requested date of the Borrowing of Loans, or any conversion to or continuation of Eurodollar Rate Loans or any conversion of Eurodollar Rate Loans to Base Rate Loans. Each telephonic notice by the Borrower pursuant to this (a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower (or any individual designated by such Responsible Officer in writing to the Administrative Agent). Each conversion or continuation shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting the Borrowing, a conversion of Tranche A Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of each Class of Loans to be borrowed (which shall be specified by the Administrative Agent to the Borrower prior to the date of the Loan Notice relating to the Borrowing), converted or continued, (iv) if Tranche A Loans, the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If, with respect to Tranche A Loans, the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests the Borrowing of, or a conversion to, or a continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in (a). In the case of the Borrowing, each Lender shall make the amount of its Loan available to the

Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 10:00 a.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders (Tranche A).

     (d) The Administrative Agent shall promptly notify the Borrower and the relevant Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the relevant Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to all conversions of Tranche A Loans from one Type to the other, and all continuations of Tranche A Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Tranche A Loans.

     Section 2.03. VOLUNTARY PREPAYMENTS.

     (a) Subject to Section 2.03(c), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; PROVIDED that (i) such notice must be received by the Administrative Agent not later than 9:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) one Business Day prior to the date of prepayment of Base Rate Loans or Tranche B Loans, and (ii) any prepayment shall be in a principal amount of $10,000,000 or a whole multiple of $5,000,000 in excess thereof or if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and, if applicable, the Type(s) of Loans to be prepaid; provided that the Borrower may prepay Loans of one Class pursuant to this Section 2.03(a) only if contemporaneously therewith the Borrower shall prepay Loans of the other Class (pro rata on the basis of aggregate principal amount of

Loans of each Class then outstanding) pursuant to this Section 2.03(a). The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05 (provided that any prepayment in connection with the termination and refinancing of this Agreement may be conditioned on the closing of such refinancing).

     (b) Any voluntary prepayments of the Loans pursuant to Section 2.03(a) shall be applied to prepay ratably the Loans of each Class (on the basis of aggregate principal amount of Loans of each Class then outstanding). Each such prepayment of the Loans shall be applied pro rata to the remaining scheduled payments of principal set forth in Section 2.06(a). Each such prepayment of Tranche A Loans shall be applied in such manner to the Type of Tranche A Loans specified by the Borrower in the relevant notice of prepayment (or, if the Borrower shall have failed to so specify, the Type of Tranche A Loans as the Administrative Agent shall determine in its discretion).

     (c) Voluntary prepayments of Loans pursuant to Section 2.03(a) will not be permitted during certain periods ("PREPAYMENT BLOCKAGE PERIODS"). The initial Prepayment Blockage Period will be the period from the Closing Date through March 31, 2006. The subsequent Prepayment Blockage Period will be the period from the date the 2006 Notes Refinancing Condition is met through March 31, 2007. For purposes of this Section 2.03(c), the 2006 Notes Refinancing Condition will be deemed to have been met only upon receipt by the Administrative Agent of written notice from the Borrower of its effectiveness.

     Section 2.04. MANDATORY PREPAYMENTS.

     (a) No later than the date of receipt by the Borrower or any Subsidiary of Net Cash Proceeds in respect of any Disposition (including without limitation any license) of IP Collateral permitted by Section 7.05(f), the Borrower shall prepay the Loans in an aggregate principal amount equal to the amount of such Net Cash Proceeds, PROVIDED that any such prepayment occurring during any Prepayment Blockage Period shall be subject to Section 2.04(d).

     (b) Concurrently with any prepayment of the Loans pursuant to this Section 2.04, the Borrower shall deliver to the Administrative Agent an officer's certificate demonstrating the calculation of the amount of the applicable Net Cash Proceeds that gave rise to such prepayment. In the event that the Borrower shall subsequently determine that the actual amount was greater than the amount set forth in such officer's certificate, the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and the Borrower shall concurrently therewith deliver to the Administrative Agent an officer's certificate demonstrating the derivation of the additional amount resulting in such excess.

     (c) Any mandatory prepayments of the Loans pursuant to Section 2.04(a), shall be applied to prepay ratably the Loans of each Class (on the basis of aggregate principal amount of Loans of each Class then outstanding). Each such prepayment of the Loans shall be applied pro rata to the remaining scheduled payments of principal set forth in Section 2.06(a).

     (d) Any mandatory prepayments of the Loans pursuant to Section 2.04(a) that occur during any Prepayment Blockage Period shall be subject to the following clauses (i) through (iii):

          (i) At least three Business Days prior to any date (an "UNSCHEDULED PREPAYMENT DATE") on which any mandatory prepayment of the Loans (an "UNSCHEDULED PREPAYMENT") would, but for the provisions of this paragraph
     (d), otherwise be made pursuant to this Section 2.04, the Borrower shall deliver a notice (a "BORROWER PREPAYMENT NOTICE") to the Administrative Agent, which notice shall (x) indicate the intention of the Borrower to make an Unscheduled Prepayment, (y) set forth the amount of such Unscheduled Prepayment and (z) contain an offer to prepay on a specified date (each such date, a "DEFERRED UNSCHEDULED PREPAYMENT DATE"), which shall be the tenth Business Day after the date of the Borrower Prepayment Notice. Upon receipt of any Borrower Prepayment Notice, the Administrative Agent shall promptly deliver a notice conforming to the requirements of paragraph (d)(ii) (a "PREPAYMENT NOTICE") to each Lender, and such Unscheduled Prepayment shall not occur on such Unscheduled Prepayment Date, but shall instead be deferred as provided in subclause (z) of this Section 2.04(d)(i);

          (ii)  Each Prepayment Notice shall be in writing, shall refer to this
     Section 2.04 and shall (w) notify each Lender of the contents and the date of the Borrower Prepayment Notice, (x) set forth the prepayment amount that the applicable Lender will be entitled to receive if it accepts prepayment of its Loans in accordance with this paragraph, (y) request such Lender to notify the Borrower and the Administrative Agent in writing, no later than the third Business Day prior to the Deferred Unscheduled Prepayment Date, of such Lender's acceptance or rejection (in each case, in whole and not in part) of such offer of prepayment and (z) inform such Lender that the failure by such Lender to reject such offer in writing on or before the third Business Day prior to such Deferred

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

     Unscheduled Prepayment Date shall be deemed an acceptance of such prepayment offer; and

          (iii) On each Deferred Unscheduled Prepayment Date, the Borrower shall pay to the Administrative Agent an amount equal to the amount that would otherwise have been payable by the Borrower pursuant to paragraph (a) of this Section on the related Unscheduled Prepayment Date but for the provisions of this paragraph (d). Of such amount, the Administrative Agent shall apply to the prepayment of the outstanding Loans of each of the Lenders that shall have accepted (or been deemed to have accepted) prepayment (each, an "ACCEPTING LENDER") its ratable share (determined as provided in Section 2.04(c)) of the amount so paid by the Borrower. The balance of the amount so paid by the Borrower, if any, shall be returned promptly to the Borrower by the Administrative Agent.

     Section 2.05. CHANGE OF CONTROL PREPAYMENTS. If a Change of Control shall occur, the Borrower shall, within ten days after the occurrence thereof, give each Lender notice thereof, which notice shall describe in reasonable detail the facts and circumstances giving rise thereto and shall specify an Optional Termination Date for purposes of this Section (the "OPTIONAL TERMINATION DATE") which date shall not be less than 30 nor more than 60 days after the date of such notice. Each Lender may, by notice to the Borrower and the Administrative Agent given not less than three Business Days prior to the Optional Termination Date, declare the Loans made by it (together with accrued interest thereon and a premium of 1% of the principal amount thereof) and any other amounts payable hereunder for its account to be, and such Loans and such other amounts shall thereupon become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, in each case effective on the Optional Termination Date.

     Section 2.06. REPAYMENT OF LOANS; DETERMINATION OF MATURITY DATE.

     (a) The Borrower shall make principal payments on the Loans in an amount equal to 0.25% of the initial aggregate principal amount of the Loans payable on the last Business Day of each Fiscal Quarter commencing with the first Fiscal Quarter for the Fiscal Year 2004 and pay the remaining balance of the initial aggregate principal amount of the Loans on the Maturity Date; PROVIDED that the Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date.

     (b) In order to meet the conditions referred to in the definition of "MATURITY DATE", the Borrower will be required to have refinanced or irrevocably set aside funds, on terms and conditions reasonably satisfactory to the Administrative Agent, to repay in whole each of the 2006 Notes (the "2006 NOTES REFINANCING

CONDITION") and the 2008 Notes (the "2008 NOTES REFINANCING CONDITION") by May 1, 2006 in the case of the 2006 Notes and by July 15, 2007 in the case of the 2008 Notes, in each case in accordance with this Section 2.06(b). The Borrower shall use all reasonable efforts to incur any refinancing Indebtedness on terms and conditions similar to those contained in that certain Indenture dated as of December 4, 2002 between the Borrower and Wilmington Trust Company, as trustee, relating to the Borrower's 12-1/4% Senior Notes due 2012, and in any event, except as provided in the next sentence, refinancing Indebtedness shall not (w) be Guaranteed by any Subsidiary of the Borrower, (x) require any principal payments prior to January 31, 2010, (y) be secured by any assets of the Borrower or any of its Subsidiaries or (z) contain any financial maintenance covenants. Notwithstanding the foregoing, the Borrower or any Subsidiary may incur refinancing Indebtedness which is secured by accounts receivable or inventory not constituting Collateral (I.E., Foreign Receivables or Inventory created or located outside the United States), or (in an aggregate principal amount of refinancing Indebtedness not to exceed $75,000,000) with other assets not subject to Liens in favor of the Applicable Agent as of the date hereof, and such Indebtedness need not comply with conditions (x), (y) and (z) of the preceding sentence; PROVIDED that for purposes of determining the principal amount of the 2006 Notes and the 2008 Notes deemed to have been refinanced in accordance with this Section 2.06(b), the principal amount of such secured refinancing Indebtedness shall be reduced by the portion thereof that is payable prior to September 29, 2009. The Borrower may repay in whole or in part the 2006 Notes and the 2008 Notes in cash instead of refinancing them, in an aggregate amount not to exceed the Consolidated Excess Cash Flow for the period from August 25, 2003 to the end of the most recent Fiscal Quarter for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or (b) so long as, after giving effect on a pro forma basis to the cash repayment thereof, (A) the Consolidated Leverage Ratio does not exceed 4.75 to 1 (in the case of the 2006 Notes) or 4.5 to 1 (in the case of the 2008 Notes), (B) the Consolidated Interest Coverage Ratio exceeds 1.85 to 1 (in the case of the 2006 Notes) and 2.0 to 1 (in the case of the 2008 Notes), (C) at the time of such repayment, no Default with respect to any amount payable or any Event of Default has occurred and is continuing and (D) Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer to the effect set forth in (A), (B) and (C) above (including calculations demonstrating compliance with (A) and (B) above).

     Section 2.07. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER GUARANTY.

     (a) Application of Proceeds of Collateral. All proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of the Administrative Agent, be held by the Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by the Administrative Agent in the order of priority as set forth in
Section 8.03.

     (b) Application of Payments Under Guaranty. All payments received by the Administrative Agent under the Guaranty shall be applied promptly from time to time by the Administrative Agent in the order of priority as set forth in
Section 8.03.

     Section 2.08. INTEREST.

     (a) Subject to the provisions of Section 2.08(b):

          (i) Tranche A Loans shall bear interest through maturity as follows:

               (A) if a Base Rate Loan, then the sum of the Base Rate PLUS 5.875% per annum; and

               (B) if a Eurodollar Rate Loan, then the sum of the Eurodollar Rate for each Interest Period PLUS 6.875% per annum.

          (ii) Each Tranche B Loan shall bear interest through maturity at a rate per annum equal to 10.0%.

     (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     Section 2.09. FEES. The Borrower shall pay to the Lead Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     Section 2.10. COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid.

     Section 2.11. EVIDENCE OF DEBT. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     Section 2.12. PAYMENTS GENERALLY.

     (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business

Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

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

     (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this
Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.

     (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     Section 2.13. SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                    ARTICLE 3
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     Section 3.01. TAXES. Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, EXCLUDING, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office and, if the forms provided by a Foreign Lender pursuant to Section 10.15(a) at the time such Foreign Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Foreign Lender provides new forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan

Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

     (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this Section 3.01(d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

     Section 3.02. ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

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

     Section 3.03. INABILITY TO DETERMINE RATES. If the Required Lenders (Tranche A) determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders (Tranche A)) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

     Section 3.04. INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY .

     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law (which term for purposes of this Section 3.04 shall include without limitation all applicable administrative orders, directed duties, requests, licenses, guidelines, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law), or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) taxes (as to which Section 3.01 shall govern) and (ii) changes in the basis or rate of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this Section 3.04(a) for any increased cost or reduction in respect of a period occurring more than 180 days prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor unless the circumstances giving rise to such increased cost or reduction became applicable retroactively, in which case no such time limitation shall apply so long as such Lender requests compensation within 180 days from the date such circumstances become applicable.

     (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this Section 3.04(b) for any reduction in respect of a period occurring more than 180 days prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor unless the circumstances giving rise to such reduction became applicable retroactively, in which case no such time limitation shall apply so long as such Lender requests compensation within 180 days from the date such circumstances become applicable.

     Section 3.05. FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

         For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

     Section 3.06. MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. A certificate of the Administrative Agent or any Lender claiming compensation

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

under this Article 3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

Section 3.07. SURVIVAL. All of the Borrower's obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                    ARTICLE 4
                        CONDITIONS PRECEDENT TO BORROWING

     Section 4.01. CONDITIONS OF BORROWING. The obligation of each Lender to make its Loans hereunder is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to each of the Lead Arranger and the Administrative Agent and its legal counsel:

          (i) executed counterparts of this Agreement and the Guaranty (in each case, from each of the Loan Parties party thereto), sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

          (ii) executed counterparts of the Intellectual Property Security Agreement, the Second-Lien Pledge and Security Agreement, the Intercreditor Agreement and the Trademark License Agreement;

          (iii) if requested by any Lender at least two Business Days before the Closing Date, a Tranche A Note or Tranche B Note executed by the Borrower in favor of each Lender requesting such Note;

          (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of the Secretary of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of the Responsible Officers thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

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

          (v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification (except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect);

          (vi) favorable opinions of Shearman & Sterling LLP, special counsel to the Loan Parties, and Albert F. Moreno, Esq., Senior Vice President and General Counsel of the Borrower, each in form and substance reasonably satisfactory to the Lenders and addressed to the Administrative Agent and each Lender;

          (vii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

          (viii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Section 4.01(f) and (g) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect other than as disclosed in the Borrower's public filings with the SEC on or prior to September 19, 2003; (C) a calculation of Consolidated EBITDA and Consolidated Funded Indebtedness as of the last day of the Fiscal Quarter of the Borrower most recently ended prior to the Closing Date and (D) a list of the 15 countries (other than the United States) in which the highest percentages of the aggregate gross revenues of the Borrower and its Subsidiaries on a consolidated basis for Fiscal Year 2002 were generated;

          (ix) evidence that all insurance required to be maintained pursuant to the Loan Documents as specified in Sections 5.10 and 6.07 has been obtained and is in effect;

          (x) evidence that (A) the Existing Credit Agreement and the Existing Receivables Agreements have been or concurrently with the Closing Date are being terminated or defeased in form and substance reasonably acceptable to the Lead Arranger, (B) all Liens securing obligations under the Existing Credit Agreement and the Existing

     Receivables Agreements have been or concurrently with the Closing Date are being released and (C) all obligations under the Existing Credit Agreement and the Existing Receivables Agreements have been paid (or, in the case of the Existing Receivables Agreements, funds for the payment thereof have been irrevocably set aside on terms and conditions reasonably satisfactory to the Lead Arranger);

          (xi) a copy of the Investment Policies certified by a Responsible Officer to be true, correct and complete as of the Closing Date; and

          (xii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the Lead Arranger or the Required Lenders reasonably may require.

     (b) The Administrative Agent shall have received evidence satisfactory to it that the Collateral and Guaranty Requirement shall have been satisfied.

     (c) No actions, suits, proceedings, claims or disputes shall be pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

     (d) Any fees required to be paid on or before the Closing Date shall have been paid. All accrued and invoiced reasonable fees and expenses of the Administrative Agent and the Lead Arranger (including the fees and expenses of counsel for the Administrative Agent and the Lead Arranger) shall have been paid.

     (e) There shall have occurred no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect other than as disclosed in the Borrower's public filings with the SEC on or prior to September 19, 2003.

     (f) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of the proposed Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

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

     (g) No Default shall exist, or would result from such proposed Borrowing.

     (h) The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that:

     Section 5.01. EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Section 5.02. AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or constitute a default or require any payment to be made under or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party (except the Loan Documents) or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

     Section 5.03. GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except as contemplated by the Loan Documents.

     Section 5.04. BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

     Section 5.05. FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

     (a) The Audited Financial Statements and the consolidating balance sheets and statements of income of the Borrower and its Subsidiaries as of the corresponding dates and for the corresponding periods, respectively (i) were prepared in accordance with GAAP consistently applied in all material respects throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied in all material respects throughout the period covered thereby, except as otherwise expressly noted therein. To the best knowledge of the Borrower after reasonable investigation, neither the Borrower nor any of its Subsidiaries has any obligation under any Guarantee, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Closing Date, is not reflected in the Audited Financial Statements and that, in any such case, could have a Material Adverse Effect.

     (b) The unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries dated for each of the Fiscal Quarters ended February 23, 2003 and May 25, 2003, and the related consolidated and consolidating statements of income and consolidated statement of cash flows for each such Fiscal Quarter were prepared in accordance with GAAP consistently applied in all material respects throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

     (c) The forecasted balance sheets and statements of income of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 6.02(d) or contained in the Information Memorandum were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

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

     (d) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect other than as disclosed in the Borrower's public filings with the SEC on or prior to September 19, 2003.

     Section 5.06. LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

     Section 5.07. NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     Section 5.08. OWNERSHIP OF PROPERTY; LIENS; REAL PROPERTY.

     (a) Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

     (b) As of the Closing Date, Schedule 5.08 annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.08 annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and the Borrower does not have knowledge of any material default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by

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bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

     Section 5.09. ENVIRONMENTAL COMPLIANCE. The operations and properties of each Loan Party and each of its Subsidiaries comply in all respects with all applicable Environmental Laws and Environmental Permits except where such noncompliance could not have a Material Adverse Effect, and no circumstances exist that would be reasonably likely to (a) form the basis of an Environmental Claim against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (b) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

     Section 5.10. INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, or with Majestic Insurance International Ltd., a wholly-owned Subsidiary of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies of similar size engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates. Property insurance insuring real and personal property on a replacement cost or (in respect of real property held for Disposition that is not Collateral) actual cash value basis unless otherwise noted in Section 6.07 and business interruption coverage policies contain a loss payable subsection or endorsement, satisfactory in form and substance to the Administrative Agent, that names the Applicable Agent for the benefit of the Secured Parties as the loss payee thereunder for any covered loss with respect to the Collateral, as its interests may appear. General and automobile liability insurance policies name the Applicable Agent for the benefit of the Secured Parties as an additional insured thereunder, as its interests may appear. All insurance policies provide for at least 30 days prior written notice to the Applicable Agent of any material modification or cancellation of such policy.

     Section 5.11. TAXES.

     (a) The Borrower and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

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     (b) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement.

     (c) No issues have been raised by taxing authorities that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

     Section 5.12. ERISA COMPLIANCE; FOREIGN EMPLOYEE BENEFIT PLANS.

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c) (i) Other than as set forth on Schedule 5.12(c), no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has a Funded Current Liability Percentage of less than 90% as of the valuation date of the most recently completed valuation (or if such Funded Current Liability Percentage is less than 90% as of such valuation date, such Funded Current Liability Percentage satisfies Section 412(l)(9)(B) of the Code); (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     (d) With respect to each retirement plan or arrangement mandated by a government other than the United States (a "FOREIGN GOVERNMENT SCHEME OR

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ARRANGEMENT") and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a "FOREIGN PLAN"), each Foreign Plan is in compliance with the applicable Foreign Government Scheme or Arrangement and neither the Borrower nor any of its Subsidiaries has incurred or reasonably expects to incur any liability under any Foreign Government Scheme or Arrangement, which noncompliance or liability would be reasonably likely to have a Material Adverse Effect.

     Section 5.13. SUBSIDIARIES. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part A of Schedule 5.13, which also sets forth the organizational structure of the Borrower and its Subsidiaries as of the date hereof. Part B of Schedule 5.13 sets forth a complete and accurate list of the Borrower's Material Subsidiaries, as of the end of the Fiscal Year ended November 24, 2002, and the aggregate gross revenues of the Subsidiaries of the Borrower not constituting Material Subsidiaries for such Fiscal Year were not more than 5% of the aggregate gross revenues of the Borrower and its Subsidiaries on a consolidated basis for such Fiscal Year. Part C of Schedule 5.13 sets forth a complete and accurate list of all Restricted Subsidiaries as of the date hereof. Schedule 6.13(b) sets forth a complete and accurate list of all Material Foreign Subsidiaries as of the date hereof. No Loan Party or any of their respective Subsidiaries have any Investments other than those permitted under Section 7.02. None of the organizational documents of any of the Domestic Subsidiaries or Material Foreign Subsidiaries contain any material restriction against the pledge of such Subsidiary's Equity Interests to the Applicable Agent pursuant to the Collateral Documents.

     Section 5.14. MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

     (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section
7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

     (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding

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Company Act of 1935, or (ii) is or is required to be registered as an
"investment company" under the Investment Company Act of 1940.

     Section 5.15. DISCLOSURE. No representation or warranty of any Loan Party contained in this Agreement or any other document, or any certificate or written statement furnished to the Administrative Agent or any Lender by any Loan Party for use in connection with any transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits to state or will omit to state a material fact known to such Loan Party necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading, it being understood that this Section 5.15 does not purport to cover the representations and warranties with respect to the consolidated forecasted balance sheets and statements of income of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 6.01 or contained in the Information Memorandum.

     Section 5.16. COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of its respective Contractual Obligations and all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such Contractual Obligation, requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 5.17. INTELLECTUAL PROPERTY, LICENSES, ETC. (a)

          (i) The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights and all goodwill associated therewith (collectively, "IP RIGHTS") that are necessary to the conduct of their respective businesses (the "BORROWER IP RIGHTS"). Except (x) as set forth in Schedule 5.17(a)(i) and (y) for any right granted to a Subsidiary by a Loan Party which does not restrict the Loan Parties from using, transferring or licensing any Borrower IP Rights (other than Permitted Rights), no Subsidiary (other than a Guarantor) owns or possesses the right to use any Borrower IP Rights.

          (ii) Except as set forth in Schedule 5.17(a)(ii), no claim is pending or, to the best of the Borrower and each Subsidiary's knowledge, threatened to the effect that (1) the operations of the Borrower or any Subsidiary (including, without limitation, any slogan or other advertising device, product, process, method, substance, part or other material now

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     employed or now contemplated to be employed by the Borrower or any
     Subsidiary) infringe upon or conflict with the asserted rights of any other person under any IP Right or other proprietary right, or (2) the Borrower IP Rights are invalid or unenforceable, and, to the best of the Borrower's and each Subsidiary's knowledge there is no reasonable basis for any such claim (whether or not pending or threatened), except for any claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower and each Subsidiary's knowledge, no other Person has infringed, misappropriated or otherwise violated any Borrower IP Right, except for such infringements, misappropriations or violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (iii) Except (x) as set forth in Schedule 5.17(a)(iii) and (y) for licenses granted by the Borrower or any Subsidiary to a third party in respect of the Borrower IP Rights outside of the United States that, individually or in aggregate, are not material to the operations or financial condition of the Borrower or any Subsidiary, there exist no restrictions on the disclosure, use or transfer of any Borrower IP Rights.

          (iv) Except as expressly contemplated by this Agreement, the other Loan Documents or the ABL Credit Agreement, the consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any Borrower IP Rights.

          (v) The Borrower and the Guarantors hold all right, title and interest in and to all Borrower IP Rights free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever, other than such Borrower IP Rights held by Subsidiaries as set forth on
     Schedule 5.17(a)(v).

          (vi) In each case where a trademark registration or trademark application, service mark registration or service mark application, or copyright registration or copyright application included in the Borrower IP Rights is held by assignment, the assignment has been duly recorded with the governmental authority from which the registration issued or before which the application or application for registration is pending.

          (b) Set forth on Schedule 5.17(b) hereto is a complete and accurate list of all registered patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof (except for licenses granted by the Borrower or any Subsidiary to a third party in respect of the Borrower IP Rights outside of the United States that, individually or in aggregate, are not material to the operations or financial condition of the Borrower or any Subsidiary) of any Loan Party or any of its Subsidiaries as of the date hereof,

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     showing the jurisdiction in which registered, the registration number and the date of registration.

     Section 5.18. MATTERS RELATING TO COLLATERAL.

     (a) The execution and delivery of the Collateral Documents by the Loan Parties, together with the actions taken to date pursuant to Sections 4.01(b),
6.12 and 6.14 are effective to create in favor of the Applicable Agent for the benefit of the Lenders, as security for the Obligations, a valid Lien on all of the Collateral that can be perfected by possession, by filing a UCC financing statement, by filing a Mortgage with the appropriate real property office, by recording an appropriate document with the PTO or by a deposit account control agreement or by a securities account control agreement (in accordance with the priority set forth in the Collateral Documents), and all filings and other actions necessary or desirable to perfect and maintain the perfection and status of such Liens have been duly made or taken and remain in full force and effect, other than the filing or recording of any UCC financing statements or any documents required to be filed with the PTO delivered to the Applicable Agent for filing or recording (but not yet filed or recorded), the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of the Applicable Agent and certain registrations and filings and delivery of documents and other items required under Section 6.14.

     (b) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of the Applicable Agent pursuant to any of the Collateral Documents or (ii) the exercise by the Applicable Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by Article 4 and Sections 5.18(a), 6.12 and 6.14 and except as may be required, in connection with the disposition of any pledged Equity Interests that constitute Collateral, by laws generally affecting the offering and sale of securities and generally affecting the disposition of the Collateral by a secured creditor.

     (c) Except such as may have been filed in favor of the Administrative Agent as contemplated by Section 5.18(a), (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, except in respect of Liens permitted pursuant to Section 7.01 and (ii) no effective filing covering all or any part of the IP Collateral or the Second-Lien IP Collateral is on file in the PTO.

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     (d) The pledge of the Equity Interests that constitute Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     (e) All information supplied to the Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

     Section 5.19. MATERIALLY ADVERSE AGREEMENTS. Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any Organization Documents or corporate restrictions that would be reasonably likely to have a Material Adverse Effect.

     Section 5.20. SOLVENCY. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

     Section 5.21. EXTRAORDINARY EVENTS. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.

     Section 5.22. CONDUCT OF BUSINESS. The Borrower and its Subsidiaries, considered together, are engaged only in businesses related or incidental to the manufacture and sale of clothing and accessories and the LOS/DOS Business.

                                    ARTICLE 6
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01 and 6.11) cause each Subsidiary to:

     Section 6.01. FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

     (a) As soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the

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

related consolidated and consolidating statements of income and consolidated stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "GOING CONCERN" or like qualification or exception or any qualification or exception as to the scope of such audit; and

     (b) As soon as available, but in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated and consolidating statements of income and consolidated cash flows for such Fiscal Quarter and for the portion of the Borrower's Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

     Section 6.02. CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender:

     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor nothing came to their attention that caused them to believe that the Borrower failed to comply with the terms, covenants, provisions or conditions of Section 7.18 insofar as they relate to accounting matters or, if any such Default shall exist, stating the nature and status of such event;

     (b) concurrently with the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

     (c) promptly after the same are available, copies of each annual report or proxy sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

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     (d) as soon as available, but in any event no later than 60 days after the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries, such forecasts with respect to consolidated balance sheets and income statements to be prepared on a monthly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Maturity Date, and such forecasts with respect to cash flow statements to be prepared on an annual basis for each Fiscal Year;

     (e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of the 1996 Instruments or any indenture, loan or credit or similar agreement executed in connection with a Capital Markets Transaction and not otherwise required to be furnished pursuant to any other clause of Sections 6.01 or 6.02;

     (f) promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any Loan Party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

     (g) upon request of the Administrative Agent or any Lender, as soon as available, but in any event within 60 days after the end of each Fiscal Year, a report summarizing any material changes in the insurance coverage maintained for the Borrower and its Subsidiaries during such Fiscal Year and containing such additional information as any agent, or any Lender through the Administrative Agent, may reasonably specify;

     (h) upon request of the Administrative Agent or any Lender, no later than 60 days after the end of each Fiscal Year, a list of all Subsidiaries of each Loan Party showing (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized and the number outstanding, and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights;

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     (i) upon request of the Administrative Agent or any Lender, no later than
60 days after the end of each Fiscal Year, a list of the 15 countries (other than the United States) in which the highest percentages of the aggregate gross revenues of the Borrower and its Subsidiaries on a consolidated basis for such Fiscal Year were generated;

     (j) no later than 60 days after the end of each Fiscal Year, a list of all Subsidiaries indicating whether each such Subsidiary is a Guarantor, Pledged Domestic Subsidiary, Pledged Foreign Subsidiary or Unpledged Foreign Subsidiary, and the percentage of the aggregate gross revenues of the Borrower and its Subsidiaries on a consolidated basis for such Fiscal Year contributed by each such Subsidiary;

     (k) not later than 45 days after the end of each Fiscal Quarter, a list of all licenses entered into by the Borrower during such Fiscal Quarter with third parties, granting exclusive IP Rights in respect of apparel products or product lines sold by the Borrower in the United States and included within the Borrower's inventory at the time of entry by the Borrower into such license; and

     (l) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

         Documents required to be delivered pursuant to Section 6.01 or Section
6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered (i) with respect to any such documents that are included in materials otherwise filed with the SEC, on the date on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on the date on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (I.E., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by
Section 6.02(b) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation

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

to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     Section 6.03. NOTICES. Promptly notify the Administrative Agent and each
Lender:

     (a) of the occurrence of any Default;

     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority (including any change in the status or the financial effect on the Borrower or any of its Subsidiaries of such matters previously disclosed to the Administrative Agent and the Lenders); or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

     (c) of the occurrence of any ERISA Event or a decrease in the Funded Current Liability Percentage for any Plan at the end of any Fiscal Quarter to less than 90% PROVIDED that if such Funded Current Liability Percentage satisfies Section 412(l)(9)(B) of the Code, then notice under this Section 6.03(c) shall not be required; and

     (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

         Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been or may be breached.

     Section 6.04. PAYMENT OF TAXES. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets (other than tax liabilities, assessments and governmental charges not exceeding $5,000,000 in the aggregate); PROVIDED that no such obligation or liability need be paid or discharged so long as (a) it is being contested in good faith by appropriate proceedings diligently conducted, (b)

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adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary and (c) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

     Section 6.05. PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     Section 6.06. MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;
(b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

     Section 6.07. MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, or with Majestic Insurance International Ltd., a wholly-owned Subsidiary of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by businesses of similar size engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other businesses and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

     Section 6.08. COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     Section 6.09. BOOKS AND RECORDS. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP

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consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

     Section 6.10. INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; PROVIDED, HOWEVER, that if an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

     Section 6.11. USE OF PROCEEDS. Use the proceeds of the Borrowings (a) to refinance obligations of the Borrower and its Subsidiaries under the Existing Credit Agreement and the Existing Receivables Agreements and (b) for working capital, capital expenditures and other general corporate purposes not in contravention of any Law or of any Loan Document.

     Section 6.12. FURTHER ASSURANCES REGARDING COLLATERAL AND GUARANTY REQUIREMENT.

     (a) Will execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guaranty Requirement to be and remain satisfied, all at the Borrower's expense. The Loan Parties will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents. In furtherance and not in limitation of the foregoing, in the event that any Person becomes a Domestic Subsidiary and otherwise qualifies as a Guarantor under the definition of "Guarantor" after the date hereof, the Borrower shall promptly notify the Administrative Agent of that fact and, within thirty (30) days of such Person becoming a Domestic Subsidiary and qualifying as a Guarantor under the definition of "Guarantor":

          (i) (A)cause such Subsidiary to execute and deliver to the Applicable Agent a counterpart of each of the Guaranty, the Intellectual Property Security Agreement and the Second-Lien Pledge and Security

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     Agreement and to take all such further actions and execute all such further documents and instruments as may be necessary or, in the opinion of the Applicable Agent, desirable to create in favor of the Applicable Agent, for the benefit of the Lenders, a valid and perfected priority lien on all of the personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents and (B) deliver to the Applicable Agent all certificates representing the Equity Interests of such Subsidiary (accompanied by irrevocable undated stock powers, duly endorsed in blank) owned by the respective pledgor; and

          (ii) deliver to the Applicable Agent, together with such Loan Documents, (A) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, to the extent generally available and a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each to be dated a recent date prior to their delivery to the Applicable Agent, (B) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to the Applicable Agent, (C) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (1) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (2) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (D) a favorable opinion of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Applicable Agent and its counsel, as to (1) the due organization and good standing of such Subsidiary, (2) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (3) the enforceability of such Loan Documents against such Subsidiary, and (4) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as the Applicable Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to the Applicable Agent and its counsel; and

     (b) In the event that any Person becomes a Material Foreign Subsidiary after the date hereof, promptly notify the Applicable Agent of that fact and use its commercially reasonable efforts to take or cause to be taken all such actions, execute and deliver or cause to be executed and delivered all such agreements, documents and instruments and make or cause to be made all such filings and recordings that may be necessary or, in the opinion of the Applicable Agent, desirable in order to create in favor of the ABL Agent and the Administrative Agent, for the benefit of their respective secured parties, a valid and perfected

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security interest in 65% of the Equity Interests owned by the Borrower or any other Loan Party of such Person; PROVIDED, HOWEVER, that no action shall be required to be taken by any Loan Party with respect to the Equity Interests of any Material Foreign Subsidiary pursuant to this subsection in the event that the Borrower and the Applicable Agent agree in good faith that the pledge of such Equity Interests would result in a significant tax liability to any Loan Party or would otherwise be impracticable;

PROVIDED, HOWEVER, neither the Borrower nor any of its Subsidiaries shall be required pursuant to this Section 6.12 to grant Liens on any Principal Property, the Equity Interests of a Restricted Subsidiary or any Indebtedness of or issued by a Restricted Subsidiary.

     Section 6.13. MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL. From and after the Closing Date, in the event that (i) the Borrower or any Guarantor acquires any fee interest in real property (other than Principal Property) with an appraised value in excess of $10,000,000 or (ii) at the time any Person becomes a Guarantor, such Person owns or holds any fee interest in real property (other than Principal Property) with an appraised value in excess of $10,000,000, in either case excluding any such Real Estate the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause
(ii) above) then-existing senior lienholder, where the Borrower or such Guarantor is unable to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Estate described in the foregoing clause (i) or (ii) being an "ADDITIONAL MORTGAGED PROPERTY"), deliver to the Applicable Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Guarantor, as the case may be, the following:

     (a) ADDITIONAL MORTGAGE. A fully executed and notarized Mortgage (an "ADDITIONAL MORTGAGE"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property;

     (b) OPINIONS OF COUNSEL. A favorable opinion of counsel to such Loan Party, in form and substance reasonably satisfactory to the Applicable Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Additional Mortgage and such other matters as the Applicable Agent may reasonably request;

     (c) TITLE INSURANCE. (i) If required by the Applicable Agent, an ALTA mortgagee title insurance policy or an unconditional commitment therefor (an "ADDITIONAL MORTGAGE POLICY") issued by the Title Company with respect to such Additional Mortgaged Property, in an amount satisfactory to the Applicable Agent (which in the absence of a Default or Event of Default shall be an amount not to exceed 10% of the gross book value of such Additional Mortgaged

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Property), insuring fee simple title to such Additional Mortgaged Property vested in such Loan Party and assuring the Administrative Agent that such Additional Mortgage creates a valid and enforceable priority mortgage lien on such Additional Mortgaged Property, subject only to a standard survey exception and such other exceptions as are customary or are reasonably acceptable to the Applicable Agent, which Additional Mortgage Policy (A) shall include an endorsement for mechanics' liens and for any other matters reasonably requested by the Applicable Agent and (B) shall provide for affirmative insurance and such reinsurance as the Applicable Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Applicable Agent; and (ii) evidence satisfactory to the Applicable Agent that such Loan Party has (A) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (B) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

     (d) TITLE REPORT. If no Additional Mortgage Policy is required with respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than thirty (30) days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to the Applicable Agent;

     (e) COPIES OF DOCUMENTS RELATING TO TITLE EXCEPTIONS. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (c) or
(d) above; and

     (f) MATTERS RELATING TO FLOOD HAZARD PROPERTIES. (i) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to
(A) whether such Additional Mortgaged Property is a Flood Hazard Property and
(B) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (ii) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgement of receipt of written notification from the Applicable Agent (A) that such Additional Mortgaged Property is a Flood Hazard Property and
(B) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (iii) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that the Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

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     Section 6.14. POST CLOSING ACTIONS RELATING TO COLLATERAL. Within 180 days after the Closing Date or such later date agreed to by the Administrative Agent in its sole discretion, deliver to the Administrative Agent evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the First Priority Lien of the Administrative Agent for the benefit of the Secured Parties in all foreign registrations of the IP Collateral in Belgium, Canada, France, Germany, Italy, Japan, Mexico, The Netherlands (including the Netherlands Antilles), Spain, and the United Kingdom (each, a "SPECIFIED JURISDICTION") and any other jurisdiction reasonably requested by the Administrative Agent, to the extent no action shall be required in one or more of the Specified Jurisdictions pursuant to clause (ii) of the proviso set forth below, has been taken; PROVIDED that (i) taking such action does not result in the granting of a trademark registration or application therefor in the name of the Administrative Agent or the Secured Parties or (ii) no action shall be required to be taken in any jurisdiction pursuant to this subsection in the event that the Borrower and the Administrative Agent agree in good faith that such action would be commercially impracticable.

     (b) Within 180 days after the Closing Date, or such later date agreed to by the Administrative Agent in its sole discretion, deliver to the Applicable Agent such documents as shall be necessary to create and perfect a security interest in 65% of the Equity Interests of each Material Foreign Subsidiary listed on
Schedule 6.14(b), together with the certificates or instruments, if any, representing 65% of such Equity Interests accompanied by irrevocable undated instruments of transfer, duly endorsed in blank and otherwise in form and substance satisfactory to the Applicable Agent; PROVIDED, HOWEVER, that no action shall be required to be taken by any Loan Party with respect to the Equity Interests of any Material Foreign Subsidiary pursuant to this subsection in the event that the Borrower and the Administrative Agent agree in good faith that the pledge of such Equity Interests would result in a significant tax liability to any Loan Party or would otherwise be impracticable.

     (c) Within ninety (90) days after the Closing Date, or such later date agreed to by the Applicable Agent in its sole discretion, deliver to the Applicable Agent an original intercompany promissory note duly executed by each Foreign Subsidiary (other than any Restricted Subsidiary) and duly endorsed to the Applicable Agent.

     (d) Within thirty (30) days after the Closing Date, or such later date agreed to by the Applicable Agent in its sole discretion, the Borrower shall have, and shall cause each Guarantor to have, (i) delivered to the Applicable Agent a control agreement in form and substance satisfactory to the Applicable Agent in respect of each deposit account of such Person and (ii) taken all other steps necessary or, in the opinion of the Applicable Agent, desirable to ensure that the Applicable Agent has sole dominion and control over such deposit account;

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PROVIDED that if any Borrower or any Guarantor is unable to obtain such an agreement from any financial institution, the Borrower shall, or shall cause the applicable Guarantor to, within sixty (60) days after receiving a written request by the Applicable Agent to do so, transfer all amounts in the applicable deposit account to a deposit account maintained at a financial institution from which the Borrower or such Guarantor has obtained such an agreement; PROVIDED FURTHER that this Section 6.14(d) shall not apply to any deposit account held by any such Person to the extent (A) such deposit account is maintained with a financial institution with which such Person has not entered into any control agreement in relation to any other deposit account, (B) the aggregate assets in all deposit accounts maintained by such Person with such financial institution at no time exceed $100,000 and (C) the aggregate amount of assets in all deposit accounts of all such Persons not subject to control agreements in reliance on the exemption provided pursuant to clauses (A)-(C) of this proviso at no time exceed $1,000,000.

     (e) Within thirty (30) days after the Closing Date, or such later date agreed to by the Applicable Agent in its sole discretion, the Borrower shall have, and shall cause each Guarantor to have, delivered to the Applicable Agent evidence that all action that the Applicable Agent may deem necessary or desirable in order to perfect and protect the priority Lien of the Applicable Agent for the benefit of the Lenders in all domestic registrations of patents has been taken.

     (f) Within thirty (30) days after the Closing Date, or such later date agreed to by the Applicable Agent in its sole discretion, the Borrower shall have delivered to the Applicable Agent in respect of the Little Rock, Arkansas property owned by the Borrower all documents and taken all other actions required pursuant to Section 6.13 and not previously delivered to the Applicable Agent or taken, as the case may be, as though such property were an Additional Mortgaged Property.

     (g) Within thirty (30) days after the Closing Date, or such later date agreed to by the Applicable Agent in its sole discretion, the Borrower shall have delivered to the Applicable Agent evidence, in form, scope, and substance, reasonably satisfactory to the Applicable Agent, of all insurance coverage and related endorsements as required by Section 5.10.

     (h) Within two (2) days after the Closing Date, or such later date agreed to by the Applicable Agent in its sole discretion, the Borrower shall have, and shall cause each Guarantor to have, delivered to the Administrative Agent evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the First Priority Lien of the Administrative Agent for the benefit of the Lenders in domestic registrations of

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trademarks as provided in the Intellectual Property Security Agreement has been taken.

                                    ARTICLE 7
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied:

     Section 7.01. LIENS. The Borrower shall not, nor shall it permit any Subsidiary nor the LS&Co. Trust to, directly or indirectly create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries or the LS&Co. Trust as debtor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, other than the following:

     (a) Liens pursuant to any Loan Document;

     (b) Liens securing the obligations of the Borrower and the Guarantors under the ABL Credit Agreement or other obligations arising under or in connection with Cash Management Services and Ordinary Course Swap Contracts secured by the ABL Credit Agreement, PROVIDED that such obligations shall be secured only by substantially the same types of assets securing the ABL Credit Agreement as of the date hereof;

     (c) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, PROVIDED that the property covered thereby is not increased (except as contemplated thereby) and any renewal or extension of the obligations secured or benefited thereby is permitted pursuant to Section 7.03(c)(i);

     (d) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (e) materialmen's, mechanics', workmen's and repairmen's Liens securing obligations (other than Indebtedness for borrowed money) which are not overdue for more than 30 days and carriers' and warehousemen's Liens and other similar Liens arising in the ordinary course of business securing obligations (other than Indebtedness for borrowed money) which are not overdue for more than 15 days or, in each case, which are being contested in good faith and by appropriate

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proceedings diligently conducted, if adequate reserves as required by GAAP with respect thereto are maintained on the books of the applicable Person;

     (f) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation (other than any Lien imposed by ERISA) so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

     (g) pledges or deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (h) easements, rights-of-way, zoning restrictions and other similar encumbrances on title to real property that were not incurred in connection with and do not secure Indebtedness and do not, either individually or in the aggregate, materially interfere with the ordinary conduct of the Borrower and its Subsidiaries, taken as a whole;

     (i) Liens securing litigation or judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

     (j) purchase money Liens upon or in real property or personal property acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition or improvement of any such property to be subject to such Liens (including, without limitation, pursuant to capital leases or Equipment Financing Transactions), or Liens existing on any such property at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; PROVIDED, HOWEVER, that no such Lien shall extend to or cover any property other than the property being acquired or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and PROVIDED FURTHER that the aggregate principal amount of the Indebtedness secured by Liens permitted by this clause (j) shall not exceed the amount permitted under Section 7.03(c)(iii) at any time outstanding;

     (k) Liens in favor of customs and revenue authorities arising as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods;

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     (l) Liens attaching to ownership interests in joint ventures (whether in partnership, corporate or other form) engaged in the LOS/DOS Business or attaching to intellectual property rights relating to the LOS/DOS Business;

     (m) Liens created in connection with Permitted Foreign Inventory Transactions or Permitted Foreign Receivables Transactions permitted under
Section 7.03(c)(vi); PROVIDED, HOWEVER, that no such Lien shall extend to or cover property other than the property subject to such Permitted Foreign Inventory Transaction or Permitted Foreign Receivables Transaction;

     (n) Liens created pursuant to applications or reimbursement agreements pertaining to documentary letters of credit which encumber documents and other property of the Borrower or any of its Subsidiaries (other than LSFCC or the LS&Co Trust) relating to such documentary letters of credit and the products and proceeds thereof;

     (o) Liens on any cash and Cash Equivalents that are the subject of a repurchase agreement entered into in the ordinary course of business and permitted under Section 7.02(d);

     (p) any interest or title of a lessor or a sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other permitted Liens in effect on any date of determination, could not be reasonably expected to have a Material Adverse Effect;

     (q) leases or subleases granted to others in the ordinary course of business not interfering with the ordinary conduct of the business of the grantor thereof;

     (r) Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED THAT (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or any of its Subsidiaries owning the affected deposit account or other funds maintained with a creditor depository institution in excess of those set forth by regulations promulgated by the Federal Reserve Board or any foreign regulatory agency performing an equivalent function, and (ii) such deposit account is not intended by the Borrower or any of its Subsidiaries to provide collateral (other than such as is ancillary to the establishment of such deposit account) to the depository institution;

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     (s) Liens, assignments and pledges of rights to receive premiums, interest or loss payments or otherwise arising in connection with workers' compensation loss portfolio transfer insurance transactions or any insurance or reinsurance agreements pertaining to losses covered by insurance, and Liens (including, without limitation and to the extent constituting Liens, negative pledges) in favor of insurers or reinsurers on pledges or deposits by the Borrower or any Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation;

     (t) Liens on property of any Foreign Subsidiary or a foreign branch of a Domestic Subsidiary securing Indebtedness permitted under Section 7.03(c)(xv) outstanding in an aggregate principal amount not to exceed $15,000,000 at any time; and

     (u) other Liens securing Indebtedness outstanding (including, without limitation, Indebtedness arising under capital leases, Equipment Financing Transactions and Real Estate Financing Transactions) of the Borrower or any of its Subsidiaries (other than LSFCC or the LS&Co Trust) in an aggregate principal amount not to exceed $75,000,000 at any time, PROVIDED that in no event shall any IP Collateral be subject to any Lien permitted pursuant to this Section 7.01(u).

     Section 7.02 . INVESTMENTS. The Borrower shall not, nor shall it permit any Subsidiary or the LS&Co. Trust to, directly or indirectly make or hold any Investments, except:

     (a) Investments existing on the date hereof and described on Schedule 7.02 and any extensions or renewals thereof or conversions of any such loan Investments to equity Investments;

     (b) equity Investments by the Borrower and its Subsidiaries in their Subsidiaries existing on the date hereof and described on Schedule 7.02;

     (c) advances to officers, directors and employees of the Borrower or any of its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

     (d) Investments by the Borrower and its Subsidiaries in cash and Cash Equivalents;

     (e) Investments consisting of intercompany Indebtedness permitted under
Section 7.03(a)(i), 7.03(a)(iv), 7.03(b), 7.03(c)(i), 7.03(c)(v), 7.03(c)(vii),
7.03(c)(viii), 7.03(c)(ix), 7.03(c)(xi), 7.03(c)(xii) or 7.03(c)(xiii);

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     (f) extensions of credit to customers or suppliers of the Borrower or any of its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

     (g) Investments by the Borrower in any Guarantor;

     (h) Investments by any Guarantor in the Borrower or any other Guarantor;

     (i) Investments by any Pledged Domestic Subsidiary in the Borrower, any Guarantor or any other Pledged Domestic Subsidiary;

     (j) Investments by any Pledged Foreign Subsidiary in the Borrower, any Guarantor, any Pledged Domestic Subsidiary or any other Pledged Foreign Subsidiary;

     (k) Investments by any Unpledged Foreign Subsidiary (other than LSIFCS) in the Borrower or any Subsidiary and Investments by LSIFCS in the Borrower, any Guarantor, any Pledged Domestic Subsidiary or any Pledged Foreign Subsidiary;

     (l) Investments by the Borrower in any of its Subsidiaries and Investments by any of its Subsidiaries in the Borrower or any of its other Subsidiaries; PROVIDED that the sum, without duplication, of (i) such Investments made after the date hereof PLUS (ii) the aggregate principal amount of Indebtedness permitted by Section 7.03(c)(xi) plus (iii) the aggregate dispositions permitted by Section 7.05(i) shall not exceed the Available Amount; PROVIDED FURTHER that Investments in Subsidiaries of the Borrower that are not Solvent immediately prior to the making of any such Investment shall not exceed $10,000,000 in the aggregate in any Fiscal Year;

     (m) Investments by the Borrower in any of its Subsidiaries and Investments by any of its Subsidiaries in the Borrower or any of its other Subsidiaries resulting from a Disposition permitted under Section 7.05(k);

     (n) Investments by any Subsidiary in any other Subsidiary formed in connection with a Permitted Foreign Receivables Transaction permitted under
Section 7.03(c)(vi) in an amount not to exceed the proceeds thereof;

     (o) Investments by any Subsidiary in any other Subsidiary formed in connection with Permitted Foreign Inventory Transactions permitted under Section 7.03(c)(vi) in an amount not to exceed the proceeds thereof;

     (p) other Investments by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.02 in an aggregate amount not to exceed $35,000,000 at any time outstanding;

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     (q) contribution of a promissory note executed by Levi Strauss & Co. Europe
S.A. in favor of Levi Strauss Continental S.A. (or its successors) from Levi Strauss Continental S.A. (or its successors) to LSIFCS in connection with sales permitted under Section 7.05(d) and 7.05(k);

     (r) Investments, if any, by the Borrower into the LS&Co. Trust and by the LS&Co. Trust permitted by the LS&Co. Trust Agreement; and

     (s) Investments permitted under Section 7.04 and 7.06.

     Section 7.03. INDEBTEDNESS. The Borrower shall not, nor shall it permit any Subsidiary or the LS&Co. Trust to, directly or indirectly create, incur, assume or suffer to exist any Indebtedness, except:

     (a) in the case of the Borrower,

          (i) Indebtedness owed to any Subsidiary, which Indebtedness, if owed to any Guarantor, (A) shall constitute Pledged Indebtedness and (B) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent, shall be subordinated in right of payment to the payment in full of the Obligations and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Applicable Agent pursuant to the terms of the Second-Lien Pledge and Security Agreement;

          (ii) Indebtedness of the Borrower issued in a Capital Markets Transaction provided such Indebtedness is unsecured and such Indebtedness does not have a stated maturity date or required principal payments earlier than January 31, 2010; and

          (iii) Guarantees of the Borrower under the LS&Co. Trust Agreement, provided that the investment activities of the LS&Co. Trust are in compliance with the Investment Policies;

          (iv) Guarantees of the Borrower in respect of the obligations of Subsidiaries arising under or in connection with the Borrower's Cash Management Services;

     (b) in the case of Subsidiaries specified in this Section 7.03(b),

          (i) Indebtedness owed to the Borrower or to any Guarantor by another Guarantor, which Indebtedness (A) shall constitute Pledged Indebtedness and
     (B) shall, except in the case of redeemable preferred stock, be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent, shall be subordinated in right of

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     payment in full of the Obligations, and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Administrative Agent pursuant to the terms of the Second-Lien Pledge and Security Agreement;

          (ii) Indebtedness owed to any Pledged Domestic Subsidiary by any Guarantor or another Pledged Domestic Subsidiary;

          (iii) Indebtedness owed to any Pledged Foreign Subsidiary by any Guarantor, any Pledged Domestic Subsidiary or another Pledged Foreign Subsidiary;

          (iv) Indebtedness owed to any Unpledged Foreign Subsidiary (other than LSIFCS) by any Subsidiary and Indebtedness owed to LSIFCS by any Guarantor, Pledged Domestic Subsidiary or Pledged Foreign Subsidiary; and

          (v) Indebtedness owed to the Borrower or to any Guarantor by a Pledged Domestic Subsidiary, a Pledged Foreign Subsidiary or a foreign branch of any Pledged Domestic Subsidiary not to exceed in the aggregate $50,000,000 at any time outstanding, which Indebtedness (A) shall constitute Pledged Indebtedness and (B) shall, except in the case of redeemable preferred stock, be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent, shall be subordinated in right of payment in full of the Obligations, and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Administrative Agent pursuant to the terms of the Second-Lien Pledge and Security Agreement;

     (c) in the case of the Borrower and Subsidiaries specified in this Section 7.03(c),

          (i) Indebtedness of the Borrower and its Subsidiaries outstanding on the Closing Date and listed on Schedule 7.03 hereto and any refinancing of the industrial revenue bond obligations, capital leases and Equipment Financing Transactions listed on Schedule 7.03 hereto provided there is no increase in the aggregate principal amount of such obligations;

          (ii) Indebtedness of the Borrower and its Subsidiaries under the Loan Documents and under the ABL Credit Agreement;

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          (iii)   Indebtedness of the Borrower and its Subsidiaries (other than
     LSFCC) secured by Liens permitted by Section 7.01(j) not to exceed in the aggregate $100,000,000 at any time outstanding;

          (iv) Indebtedness of the Borrower, LSIFCS and any Material Domestic Subsidiary in respect of Ordinary Course Swap Contracts and consistent with prudent business practice, provided that the aggregate Swap Termination Value of all such Ordinary Course Swap Contracts with third parties under which the Borrower, LSIFCS or any Material Domestic Subsidiary would be required to make a payment on termination thereof do not exceed in the aggregate $75,000,000;

          (v) so long as no Default shall have occurred and be continuing, Indebtedness of the Borrower and its Subsidiaries (other than LSFCC) to LSIFCS in the ordinary course of business and Indebtedness of LSIFCS to the Borrower and any of its other Subsidiaries (other than LSFCC) in the ordinary course of business;

          (vi) Indebtedness of Foreign Subsidiaries in the form of Permitted Foreign Receivables Transactions or Permitted Foreign Inventory Transactions;

          (vii) Ordinary Course Swap Contracts between the Borrower or LSIFCS and LSIFCS or other Subsidiaries (other than LSFCC) in the ordinary course of business;

          (viii) customary indemnification obligations and other Guarantees of any Subsidiary incurred in connection with any Permitted Foreign Receivables Transaction or Permitted Foreign Inventory Transactions permitted under Section 7.03(c)(vi);

          (ix) Indebtedness of the Borrower to any of its Subsidiaries or of any of its Subsidiaries to any of its Subsidiaries in connection with the purchases of inventory or raw materials in the ordinary course of business in an amount not to exceed the purchase price thereof and any related servicing fees;

          (x) (A) Indebtedness of the Borrower and its Subsidiaries arising from the honoring of a check, draft, wire transfer or similar instrument against insufficient funds; provided that such Indebtedness is unsecured other than by a Lien permitted pursuant to Section 7.01(r) or is supported by a letter of credit, and (B) Indebtedness of the Borrower and its Subsidiaries in respect of the Borrower's Cash Management Services, PROVIDED that the aggregate Indebtedness at any one time in connection with all such Cash Management Services does not exceed $160,000,000;

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          (xi)    Indebtedness of the Borrower to any of its Subsidiaries (other than LSFCC) and Indebtedness of any of its Subsidiaries (other than LSFCC) to the Borrower or any of its other Subsidiaries (other than LSFCC); PROVIDED, HOWEVER, that the sum, without duplication, of (A) the aggregate principal amount of all such Indebtedness incurred after the date hereof PLUS (B) the aggregate Investments permitted by Section 7.02(l) PLUS (C) the aggregate dispositions permitted by Section 7.05(i) shall not exceed the Available Amount;

(xii) Indebtedness of the Borrower to any of its Subsidiaries (other than LSFCC) and Indebtedness of any of its Subsidiaries (other than LSFCC) to the Borrower or to any of its other Subsidiaries (other than LSFCC) incurred in connection with a Disposition permitted under Section 7.05(d) and Section 7.05(k);

(xiii) Indebtedness of any Subsidiary (other than LSFCC) to any other Subsidiary (other than LSFCC) incurred in connection with a Permitted Foreign Receivables Transaction or a Permitted Foreign Inventory Transaction permitted under Section 7.03(c)(vi) in an amount not to exceed the proceeds thereof;

(xiv) Indebtedness of the Borrower and its Subsidiaries in the form of capital leases, Real Estate Financing Transactions or Equipment Financing Transactions to the extent permitted by Section 7.01(j) or
         Section 7.01(u); and

(xv) in addition to the foregoing Sections 7.03(c)(i) - (xiv) and without duplication, Indebtedness (other than Indebtedness under Ordinary Course Swap Contracts or in connection with the Borrower's Cash Management Services) of the Borrower and its Subsidiaries (other than LSFCC) not exceeding $150,000,000 in the aggregate at any time.

     Section 7.04. FUNDAMENTAL CHANGES. The Borrower shall not, nor shall it permit any Subsidiary nor the LS&Co. Trust to, directly or indirectly merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

     (a) any Domestic Subsidiary may merge into or consolidate with, or may be liquidated, wound-up or dissolved into, the Borrower or any other Domestic Subsidiary; PROVIDED that the Person formed by such merger or consolidation, or into which such Domestic Subsidiary is liquidated, wound-up or dissolved, (i) in the case of any such transaction involving the Borrower, shall be the Borrower,
(ii) in the case of any such transaction involving a Guarantor and

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not the Borrower, shall be a Guarantor, and (iii) in the case of any such transaction involving a Pledged Domestic Subsidiary and not the Borrower, shall be a Pledged Domestic Subsidiary;

     (b) any Pledged Foreign Subsidiary may merge into or consolidate with, or may be liquidated, wound-up or dissolved into, the Borrower, any Guarantor, any Pledged Domestic Subsidiary or any other Pledged Foreign Subsidiary; PROVIDED that the Person formed by such merger or consolidation, or into which such Pledged Foreign Subsidiary is liquidated, wound-up or dissolved, (i) in the case of any such transaction involving the Borrower, shall be the Borrower, (ii) in the case of any such transaction involving a Guarantor and not the Borrower, shall be a Guarantor, and (iii) in the case of any such transaction involving a Pledged Domestic Subsidiary and not the Borrower, shall be a Pledged Domestic Subsidiary;

     (c) any Unpledged Foreign Subsidiary may merge into or consolidate with, or may be liquidated, wound-up or dissolved into, the Borrower or any other Subsidiary; PROVIDED, that the Person formed by such merger or consolidation, or into which such Unpledged Foreign Subsidiary is liquidated, wound-up or dissolved, (i) in the case of any such transaction involving the Borrower, shall be the Borrower, (ii) in the case of any such transaction involving a Guarantor and not the Borrower, shall be a Guarantor, (iii) in the case of any such transaction involving a Pledged Domestic Subsidiary and not the Borrower, shall be a Pledged Domestic Subsidiary, and (iv) in the case of any such transaction involving a Pledged Foreign Subsidiary and not the Borrower or a Domestic Subsidiary, shall be a Pledged Foreign Subsidiary; and

     (d) the LS&Co Trust may merge into or consolidate with any other trust adopted and maintained by the Borrower for a similar purpose pursuant to a trust agreement in form and substance satisfactory to the Administrative Agent.

     (e) the Borrower and any Subsidiary may make any Disposition permitted pursuant to Section 7.05(k) or (i).

     Section 7.05. DISPOSITIONS. The Borrower shall not, nor shall it permit any Subsidiary nor the LS&Co. Trust to, directly or indirectly make any Disposition or enter into any agreement to make any Disposition, except:

     (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, including any property no longer used in the business;

     (b) Dispositions of inventory (i) in the ordinary course of business or
(ii) by the Borrower or any of its Subsidiaries to the Borrower or any of its Subsidiaries in arms length transactions in the ordinary course of business;

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     (c) Dispositions of accounts receivable to collection agencies provided the aggregate face amount of all such accounts receivable does not exceed
$5,000,000;

     (d) Dispositions permitted by Section 7.04;

     (e) Licenses of IP Rights in the ordinary course of business;

     (f) Licenses of any IP Collateral other than in the ordinary course of business or other Dispositions of all of the right, title and interest in any IP Collateral, to the extent that such Disposition is for fair market value (in the case of any material Disposition, as determined in good faith by the board of directors of the Borrower), PROVIDED that, with respect to the IP Collateral subject to any such Disposition, the sales in the applicable jurisdictions for the prior twelve-month period of Inventory using such IP Collateral in the production thereof do not in the aggregate (x) with respect to any single Disposition (or series of Dispositions) account for more than 5% of the consolidated net sales of the Borrower and its Subsidiaries for the prior twelve-month period and (y) with respect to all such Dispositions account for more than 10% of the consolidated net sales of the Borrower and its Subsidiaries for the prior twelve-month period; and PROVIDED FURTHER that for any such Disposition in excess of $1,000,000 the Borrower and its Subsidiaries make the prepayments required by Section 2.04;

     (g) Transfers and contributions of funds from time to time (i) by the Borrower to that certain grantor trust adopted and maintained by the Borrower in connection with the deferred compensation plan of the Borrower (the "LS&CO. DEFERRED COMPENSATION PLAN") for the purpose of contributing funds to be held until paid to participants in the LS&Co. Deferred Compensation Plan and their beneficiaries (together with any successors, the "LS&CO. TRUST") pursuant to those certain trust agreements in form and substance satisfactory to the Administrative Agent (the "LS&CO. TRUST AGREEMENT") and (ii) by the LS&Co. Trust to plan participants or the Borrower in accordance with the LS&Co. Trust Agreement;

     (h) Dispositions of (A) inventory (and related assets customarily included in such transactions) pursuant to a Permitted Foreign Inventory Transaction pursuant to Section 7.03(c)(vi) or (xiii), (B) accounts receivable (and related assets customarily included in such transactions) pursuant to a Permitted Foreign Receivables Transaction pursuant to Section 7.03(c)(vi) or (xiii), (C) real property pursuant to Real Estate Financing Transactions permitted under
Section 7.03(c)(xiv); and (D) equipment pursuant to Equipment Financing Transactions permitted under Section 7.03(c)(i), (iii) or (xiv);

     (i) Dispositions by the Borrower to any of its Subsidiaries of property other than accounts receivable and inventory and Dispositions by any of its

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Subsidiaries to the Borrower or any of its other Subsidiaries of property other than accounts receivable and inventory; provided that the sum, without duplication, of (i) the aggregate fair market value of such property sold, transferred, licensed or otherwise disposed of after the date hereof plus (ii) the aggregate principal amount of Indebtedness permitted by Section 7.03(c)(xi) plus (iii) the aggregate Investments permitted by Section 7.02(l) shall not exceed the Available Amount;

     (j) other Dispositions by the Borrower and its Subsidiaries of property other than accounts receivable or inventory; PROVIDED that (i) at the time of any Disposition, no Event of Default shall exist or shall result from such disposition; (ii) the consideration received for such Disposition shall be in an amount at least equal to the fair market value of the assets sold, transferred, licensed or otherwise disposed of; (iii) at least 75% of the consideration received for such disposition shall be cash; (iv) the non-cash consideration received for all such Dispositions in the aggregate shall not exceed $30,000,000 at any time outstanding; and (v) the aggregate fair market value of all assets so sold, transferred, licensed or otherwise disposed of by the Borrower and its Subsidiaries shall not exceed $50,000,000 in any Fiscal Year;

     (k) Dispositions for no more than fair market value of property, including Equity Interests, (i) of any Guarantor to the Borrower or another Guarantor;
(ii) of any Pledged Domestic Subsidiary to the Borrower, any Guarantor or another Pledged Domestic Subsidiary; (iii) of any Pledged Foreign Subsidiary to the Borrower, any Guarantor, any Pledged Domestic Subsidiary or another Pledged Foreign Subsidiary; and (iv) of any Unpledged Foreign Subsidiary to the Borrower or any of its other Subsidiaries;

     (l) Dispositions constituting leases or subleases granted to others in the ordinary course of business not interfering with the ordinary conduct of the business of the grantor thereof;

     (m) Dispositions involving the liquidation of any Foreign Subsidiary or a foreign branch of any Domestic Subsidiary for the purpose of converting the Borrower's business in such foreign region into licensee operations;

     (n) Dispositions of accounts receivable from the Borrower to LSFCC; and

     (o) a Disposition of the promissory note permitted pursuant to Section 7.02(q).

         Notwithstanding the foregoing, the Borrower or any of its Subsidiaries shall not transfer its right, title and interest in and to any IP Collateral, except as permitted by Section 7.05(e), (f) and (k). The Borrower shall not permit any Subsidiary that is not a Guarantor to hold any Borrower IP Rights (whether

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existing now or created hereafter), except (x) as set forth on Schedule 1.01B,
(y) for any Borrower IP Right (other than Permitted Rights) granted to such Subsidiary by a Loan Party which does not restrict the Loan Parties from otherwise using, transferring or licensing such Borrower IP Right, PROVIDED that any such Borrower IP Right shall be subject to the same proviso as is set forth in the definition of "Permitted Right", and (z) to the extent such Subsidiary has executed and delivered to the Administrative Agent a counterpart of the Guaranty or otherwise guaranteed the Obligations in a manner reasonably satisfactory to the Administrative Agent and the Administrative Agent has been granted a perfected first-priority security interest in the respective Borrower IP Rights that are IP Collateral.

     Section 7.06. RESTRICTED PAYMENTS. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

     (a) the Borrower may declare and pay dividends and distributions payable only in common stock (other than Disqualified Stock) of the Borrower; and

     (b) any Subsidiary of the Borrower may (i) declare and pay cash dividends and make other cash distributions and dividends and distributions payable in property or in common stock (other than Disqualified Stock) of such Subsidiary to the Borrower and (ii) declare and pay cash dividends and make other cash distributions and dividends and distributions payable in property or in common stock (other than Disqualified Stock) of such Subsidiary to any Subsidiary of the Borrower of which it is a Subsidiary; provided that any dividends paid by a Subsidiary of the Borrower which is not a wholly-owned Subsidiary are paid to all stockholders thereof on a pro rata basis or on a basis that results in the receipt by the Borrower or a Subsidiary that is the parent of that Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis.

     Section 7.07. CHANGE IN NATURE OF BUSINESS. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly engage in any business not related or incidental to the manufacture and sale of clothing and accessories. The LOS/DOS Business is a business that is related or incidental to the manufacture and sale of clothing within the meaning of the preceding sentence.

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     Section 7.08. TRANSACTIONS WITH AFFILIATES. Subject to Section 7.05(k), the
Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.

     Section 7.09. BURDENSOME AGREEMENTS. The Borrower shall not nor shall it permit any of its Subsidiaries, directly or indirectly to enter into or suffer to exist any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Indebtedness owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (a) the Loan Documents and the ABL Credit Agreement, (b) restrictions on Subsidiaries formed in connection with Permitted Foreign Receivables Transactions or Permitted Foreign Inventory Transactions permitted under Section 7.03(c)(vi) or (xiii) contained in documentation for such Transactions to the extent such restrictions are required by the other party thereto or are otherwise customary in standard market practice for similar transactions, (c) restrictions on the declaration or payment or other distributions in respect of such Equity Interests contained in documentation for any Capital Markets Transaction permitted under Section 7.03(a)(ii) provided such restrictions do not prohibit any actions expressly permitted hereunder, (d) restrictions on the foregoing (other than restrictions of the type set forth in clause (c)), if any, contained in documentation for any Capital Markets Transaction permitted under
Section 7.03(a)(ii) provided that any such restrictions shall be deemed to be included herein as if set forth in this Agreement, (e) restrictions on the transfer of the property subject to Permitted Foreign Inventory Transactions permitted under Section 7.03(c)(vi) or (xiii), Equipment Financing Transactions permitted under Section 7.03(c)(i), (iii) or (xiv) and Real Estate Financing Transactions permitted under Section 7.03(c)(xiv) and Dispositions of accounts receivable subject to Permitted Foreign Receivables Transactions permitted under
Section 7.03(c)(vi) or (xiii), (f) restrictions placed on the transfer by a Subsidiary of IP Rights granted by the Borrower in connection with the terms of licenses between the Borrower and any Subsidiaries relating to such IP Rights, and (g) restrictions required to be placed on the transfer of property pursuant to a Lien permitted under Section 7.01.

     Section 7.10. USE OF PROCEEDS. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly (a) use the proceeds of any Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying

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margin stock or to refund indebtedness originally incurred for such purpose; (b)
acquire any security in any transaction that is subject to Sections 13 or 14 of the Exchange Act; (c) knowingly purchase Ineligible Securities from the Lead Arranger during any period in which the Lead Arranger makes a market in such Ineligible Securities, (d) knowingly purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Lead Arranger, or (e) make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Lead Arranger and issued by or for the benefit of the Borrower or any Affiliate of the Borrower. The Lead Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities.

     Section 7.11. LEASE OBLIGATIONS. The Borrower shall not, nor shall it permit any Subsidiary to, create, incur, assume or suffer to exist, any obligations as lessee (a) for the rental or hire of real or personal property in connection with any sale and leaseback transaction other than capital leases, Real Estate Financing Transactions and Equipment Financing Transactions permitted under Section 7.03(c), or (b) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (excluding capital leases) other than (i) leases in existence on the Closing Date and (ii) leases entered into or assumed by the Borrower or any Subsidiary after the date hereof in the ordinary course of business.

     Section 7.12. AMENDMENTS OF CERTAIN DOCUMENTS. The Borrower shall not, nor shall it permit any Subsidiary or the LS&Co. Trust to, amend, any of its Organization Documents, the Investment Policies or the Leadership Shares Plan if the effect of such amendment would be materially adverse to the Borrower or to the Lenders.

     Section 7.13. ACCOUNTING CHANGES. The Borrower shall not, nor shall it permit any Subsidiary to, make or permit, any change in its Fiscal Year.

     Section 7.14. PREPAYMENTS, ETC., OF INDEBTEDNESS. The Borrower shall not, nor shall it permit any Subsidiary to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, except (a) the prepayment of the Borrowings in accordance with the terms of this Agreement, the prepayment of the borrowings under the ABL Credit Agreement in accordance with the terms thereof and the prepayment of Indebtedness payable to the Borrower, (b) prepayment by Foreign Subsidiaries of the Indebtedness of Foreign Subsidiaries other than Indebtedness permitted under
Section 7.03(c)(i) and listed on Part A of Schedule 7.03, (c) the prepayment, redemption, repurchase or other satisfaction of the 2006 Notes and the 2008 Notes prior to the scheduled maturity thereof in accordance with Section 2.06,
(b) the prepayment, redemption, repurchase or other satisfaction of any secured Indebtedness (other than any secured Specified Refinancing Indebtedness that

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does not require any principal payments prior to September 29, 2009), (e) the close out of Ordinary Course Swap Contracts and (f) Indebtedness of the Borrower to any of its Subsidiaries and Indebtedness of any of its Subsidiaries to the Borrower or any of its other Subsidiaries to the extent such Indebtedness to be prepaid is permitted pursuant to Section 7.03 in each case, in accordance with any subordination terms thereof.

     Section 7.15. NEGATIVE PLEDGE. The Borrower shall not, nor shall it permit any Subsidiary to, enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except:

     (a) negative pledges existing on property of the Borrower and its Subsidiaries on the Closing Date and listed on Schedule 7.01;

     (b) negative pledges in favor of the Secured Parties, or in favor of the agents and lenders under the ABL Credit Agreement;

     (c) negative pledges in connection with any purchase money Indebtedness permitted under Section 7.03(c)(iii) solely to the extent that the agreement or instrument governing such Indebtedness prohibits a Lien on the property acquired with the proceeds of such Indebtedness;

     (d) negative pledges in connection with any capital lease permitted under
Section 7.03(c)(i), (iii) or (xiv) solely to the extent that such capital lease prohibits a Lien on the property subject thereto;

     (e) negative pledges on accounts receivable of Foreign Subsidiaries and the associated assets of Foreign Subsidiaries required in connection with Permitted Foreign Receivable Transactions permitted under Section 7.03(c)(vi) or (xiii), negative pledges on the property subject to Permitted Foreign Inventory Transactions permitted under Section 7.03(c)(vi) or (xiii), negative pledges on the property subject to Equipment Financing Transactions permitted under Section 7.03(c)(i), (iii) or (xiv) and Real Estate Financing Transactions permitted under Section 7.03(c)(xiv), and negative pledges on the property subject to Liens permitted under Section 7.01;

     (f) negative pledges on IP Rights licensed from third parties; and

     (g) negative pledges with respect to property of the Borrower and its Subsidiaries contained in documentation for any Capital Markets Transaction provided such negative pledges (i) expressly permit Liens in favor of the ABL Agent and the Administrative Agent on all assets of the Borrower and its Subsidiaries and Liens on equipment subject to Equipment Financing Transactions, real property subject to Real Estate Financing Transactions,

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accounts receivable subject to Permitted Foreign Receivables Transactions, inventory subject to Permitted Foreign Inventory Transactions and property subject to any other Lien permitted under Section 7.01 and (ii) do not require the Indebtedness issued in such Capital Markets Transactions to be secured by such permitted Liens.

     Section 7.16. RESTRICTED SUBSIDIARIES. The Borrower shall not permit any of its Subsidiaries (other than Unpledged Foreign Subsidiaries) to become a Restricted Subsidiary, other than as a result of a change in Consolidated Net Tangible Assets (as defined in the 1996 Instruments).

     Section 7.17. AMENDMENTS OF DOCUMENTS RELATING TO INDEBTEDNESS. The Borrower shall not, nor shall it permit any Subsidiary to, (a) amend or otherwise change the terms of any Indebtedness permitted under Section 7.03(c)(i) and listed on Part A of Schedule 7.03 or any Specified Refinancing Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Indebtedness, change (to any date earlier than January 31, 2010) any date upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate or make less onerous any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to the Borrower or to the Lenders or
(b) amend or otherwise change the terms of any other Indebtedness, if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to the Borrower or the Lenders or, in the case of any Indebtedness permitted pursuant to Section 7.03(a)(ii) only, change (to earlier dates) any dates upon which payments of principal are due thereon or change the redemption, prepayment or defeasance provisions thereof; PROVIDED THAT none of the foregoing shall apply to any Indebtedness of the Borrower to any of its Subsidiaries or to Indebtedness of any of its Subsidiaries to the Borrower or any of its other Subsidiaries other than amendments to the terms of any subordination provisions relating to any Pledged Indebtedness.

     Section 7.18. FINANCIAL COVENANT. The Borrower shall not, directly or indirectly, permit the Consolidated Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter of the Borrower to be less than 1.00 to 1.00.

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                                    ARTICLE 8
                         EVENTS OF DEFAULT AND REMEDIES

     Section 8.01. EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

     (a) NON-PAYMENT. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within three Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b) SPECIFIC COVENANTS. The Borrower fails to perform or observe any term, covenant or agreement contained in any of (i) Sections 6.03, 6.05, 6.07, 6.11 or
Article 7, or Sections 6.01, 6.02, and such failure under this Section 8.01(b)(ii) continues for five Business Days after the earlier of (A) a Responsible Officer of such Loan Party becoming aware of such default or (B) receipt by such Loan Party of notice from the Administrative Agent or any Lender of such default; or

     (c) OTHER DEFAULTS. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b)) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) a Responsible Officer of such Loan Party becoming aware of such default or (ii) receipt by such Loan Party of notice from the Administrative Agent or any Lender of such default; or

     (d) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

     (e) CROSS-DEFAULT. The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in each case after any applicable grace period) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to

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become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded, in each case after any applicable grace period; or

     (f) INSOLVENCY PROCEEDINGS, ETC. Any Loan Party or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (g) INABILITY TO PAY DEBTS; ATTACHMENT. (i) The Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

     (h) JUDGMENTS. There is entered against the Borrower or any Material Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $20,000,000 (to the extent not covered by a valid and binding policy of insurance between the defendant and the insurer, which shall be rated at least "A" by A.M. Best Company at the time of such insurance policy's inception, covering full payment thereof as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

     (i) ERISA. (i) any Plan maintained by the Borrower or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the PBGC (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan, and, in each case, the Borrower's or any such ERISA Affiliate's liability (after

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giving effect to the tax consequences thereof) as of the date thereof to the
PBGC (or any successor thereto) for unfunded guaranteed vested benefits under such Plan or the Borrower's obligations to contribute to any Plan in order to voluntarily terminate such Plan exceed $20,000,000 (or in the case of a termination involving the Borrower or any of its ERISA Affiliates as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such liability shall exceed such amount), or (ii) the Borrower or any of its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an amount exceeding $20,000,000; or

     (j) INVALIDITY OF LOAN DOCUMENTS; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS. At any time after the execution and delivery thereof (ii) any Loan Document for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared null and void; (ii) the Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by any Collateral Document (with the priority required by the applicable Collateral Document), for any reason other than the failure of the Administrative Agent or any Lender to take any action within its control; or
(iii) any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document.

     Section 8.02. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder, under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

     (b) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Secured Parties under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically

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terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

     Section 8.03. APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

         FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article 3) payable to the Administrative Agent in its capacity as such;

         SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;

         THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

         FOURTH, to payment of that portion of the Obligations constituting unpaid principal, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

         LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

                                    ARTICLE 9
                              ADMINISTRATIVE AGENT

     Section 9.01. APPOINTMENT AND AUTHORIZATION OF THE ADMINISTRATIVE AGENT AND SUPPLEMENTAL COLLATERAL AGENTS.

     (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary

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contained elsewhere herein or in any other Loan Document, the Administrative
Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

         In the event that the Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Administrative Agent shall be deemed to

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be references to the Administrative Agent and/or such Supplemental Collateral
Agent, as the context may require.

         Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Collateral Agent.

     Section 9.02. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     Section 9.03. LIABILITY OF THE ADMINISTRATIVE AGENT. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or
(b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

     Section 9.04. RELIANCE BY THE ADMINISTRATIVE AGENT.

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     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (b) For purposes of determining compliance with the conditions specified in
Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     Section 9.05. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

     Section 9.06. CREDIT DECISION; DISCLOSURE OF INFORMATION BY THE ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person

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has made any representation or warranty to it, and that no act by the
Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     Section 9.07. INDEMNIFICATION OF THE ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; PROVIDED, HOWEVER, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution,

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delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

     Section 9.08. THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     Section 9.09. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "ADMINISTRATIVE AGENT" shall mean such successor administrative agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of any other Lender. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or

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omitted to be taken by it while it was Administrative Agent under this
Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     Section 9.10. THE ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.09 and 10.04) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 10.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

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     Section 9.11. COLLATERAL AND GUARANTY MATTERS. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to enter into each Collateral Document as secured party on behalf of and for the benefit of the Lenders and to be the agent for and representative of the Lenders under the Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Guaranty; PROVIDED that the Administrative Agent shall not (A) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Guaranty or (B) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Required Lenders (or, if required pursuant to Section 10.01, all Lenders); PROVIDED FURTHER, however, that, without further written consent or authorization from the Lenders, the Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral (i) that is the subject of a sale or other disposition of assets permitted by this Agreement, (ii) the release of which is expressly provided for in the Collateral Documents, (iii) to which the Required Lenders (or, if required pursuant to Section 10.01, all Lenders) have otherwise consented, (iv) property that is the subject of a Real Estate Financing Transaction or an Equipment Financing Transaction, if the Borrower certifies to the Administrative Agent that the Real Estate Financing Transaction or Equipment Financing Transaction is made in compliance with Section 7.03 (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry) or (v) to the extent that such Collateral is not IP Collateral and the aggregate fair market value of such Collateral so released does not exceed $5,000,000 in any Fiscal Year, (b) release any Guarantor from the Guaranty (and any Collateral Document to which it is a party) if all of the capital stock of such Guarantor is sold to any Person (other than an Affiliate of the Borrower) pursuant to a sale or other disposition permitted hereunder or to which the Required Lenders (or, if required pursuant to Section 10.01, all Lenders) have otherwise consented or (c) subordinate Liens of the Administrative Agent, on behalf of the Secured Parties, to any Liens permitted under Section 7.01(b) with respect to the Second-Lien Collateral; PROVIDED THAT in each case the requirements of the applicable Collateral Documents are satisfied. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (x) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranty may be exercised solely by the Administrative Agent for the benefit of the Lenders in accordance with the terms thereof, and (y) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent

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for and representative of the Lenders (but not any Lender or the Lenders in its
or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale.

         Upon request by the Administrative Agent at any time, the Required Lenders (or, if required pursuant to Section 10.01, all Lenders) will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11.

         Without derogating from any other authority granted to the Administrative Agent herein or in any other Loan Document, each Lender hereby specifically (i) authorizes the Administrative Agent to enter into the Foreign Pledge Agreements, including, without limitation, to the extent required by
Section 6.13(b), such Foreign Pledge Agreements governed by the laws of Australia, Belgium, Bermuda, Brazil, Canada, Chile, China, Columbia, Costa Rica, the Czech Republic, the Dominican Republic, Finland, France, Germany, Greece, Hong Kong, Hungary, India, Indonesia, Italy, Japan, Korea, Malaysia, Mauritius, Mexico, The Netherlands, New Zealand, Norway, Philippines, Poland, Portugal, Singapore, South Africa, Spain, Switzerland, Turkey, and the United Kingdom, respectively, as agent on behalf of the Lenders, with the effect that the Lenders each become a Secured Party thereunder, (ii) appoints the Administrative Agent as its attorney-in-fact granting it the powers to execute each such Foreign Pledge Agreement or any other document, instrument or agreement related to perfection, enforceability or notice of the security interests of Lenders in any of the Collateral in its name and on its behalf, (iii) authorizes and empowers the Administrative Agent to sub-delegate to third parties any or all of its powers as attorney-in-fact of each of the Lenders and (iv) authorizes and empowers the Administrative Agent to use its reasonable business judgment to establish the value of any Collateral for purposes of or in connection with perfection, enforceability or notice of the security interests of Lenders in any of the Collateral to the extent the Administrative Agent believes may be necessary or desirable with respect to any foreign jurisdiction.

         The Administrative Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered, or that the Administrative Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available

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to the Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given the Administrative Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Administrative Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise and to the extent expressly provided in any other Loan Document.

     Section 9.12. OTHER AGENTS; ARRANGERS AND MANAGERS. None of the Persons identified on the facing page or signature pages of this Agreement as a "sole book manager," or "sole lead manager," shall have any right, power, obligation, liability, responsibility or duty under this Agreement. Without limiting the foregoing, none of the Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE 10
                                  MISCELLANEOUS

     Section 10.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, any other Loan Document or the Trademark License Agreement, and (in the case of any Loan Document) no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment, waiver or consent shall:

     (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the prior written consent of such Lender;

     (b) postpone (or amend Section 2.06(b) in any manner that has the effect of postponing) any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the prior written consent of each Lender directly affected thereby;

     (c) reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (ii) of the proviso following clause (h) of this

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Section 10.01) any fees or other amounts payable hereunder or under any other
Loan Document without the prior written consent of each Lender directly affected thereby; provided, HOWEVER, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "DEFAULT RATE" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

     (d) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the prior written consent of each Lender;

     (e) change any provision of this Section 10.01 or the definition of "REQUIRED LENDERS" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender;

     (f) release all or substantially all of the value of the guarantees of the Guarantors under the Guaranty (other than to the extent permitted hereunder or under the Guaranty) without the prior written consent of each Lender;

     (g) release any Lien granted in favor of the Administrative Agent with respect to all or substantially all of the Collateral (other than to the extent permitted hereunder or under any applicable Collateral Document) without the prior written consent of each Lender;

     (h) change the definition of Consolidated Excess Cash Flow or the leverage ratio test or the interest coverage ratio test described in Section 2.06(b) (or any definitions related to any of the foregoing) that would have the effect of increasing the maximum leverage ratio set forth therein or decreasing the minimum interest coverage ratio set forth therein or increasing the amount of cash that may be used in the refinancings required therein without the prior written consent of each Lender; or

     (i) change Section 10.07 in a manner that would impose additional restrictions on the ability of any Lender to assign or otherwise transfer any of its rights or obligations under this Agreement;

AND, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties

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thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     Section 10.02. NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

     (a) GENERAL. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 10.19) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

          (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent.

     (b) All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, (subject to the provisions of Section 10.19) when received; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

     (c) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a

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manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (d) RELIANCE BY THE ADMINISTRATIVE AGENT AND LENDERS. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     Section 10.03. NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     Section 10.04. ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs, (b) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with (i) creating or perfecting Liens in favor of the Administrative Agent on behalf of the Secured Parties and (ii) the custody or preservation of any of the Collateral, and (c) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty, and including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any

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Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

     Section 10.05. INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, trustees, advisors, counsel, agents and attorneys-in-fact (collectively the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any special, indirect, consequential or punitive damages relating to this

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Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.05 shall be payable within thirty days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     Section 10.06. PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     Section 10.07. SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in
Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement

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(including all or a portion of its Tranche A Loans or Tranche B Loans at the time owing to it); PROVIDED that (i)except in the case of an assignment of the entire remaining amount of the assigning Lender's Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in Section 10.07(g)) with respect to a Lender, the aggregate principal amount of the Loans subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "TRADE DATE" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless the Administrative Agent consents (such consent not to be unreasonably withheld or delayed); each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations in respect of Tranche A Loan and Tranche B Loans on a non-pro rata basis; and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Tranche A Note and/or a Tranche B Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.07(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower,

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the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, upon reasonable prior notice.

     (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 10.09 as though it were a Lender, PROVIDED such Participant agrees to be subject to Section 2.13 as though it were a Lender.

     (e) No assignee, Participant or other transferee of any Lender's rights (and no Lender on behalf of any assignee, Participant or other transferee) shall be entitled to receive any greater payment under Sections 3.01, 3.04 or 3.05 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or

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assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) As used herein, the following terms have the following meanings:

         "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed); PROVIDED that notwithstanding the foregoing, "ELIGIBLE ASSIGNEE" shall not include (A) the Borrower or any of the Borrower's Affiliates or Subsidiaries, (B) any Person engaged, directly or indirectly, in the business of manufacturing, distributing or selling of clothing fabric, clothing or clothing accessories, or any Person who, individually or collectively with other Persons, constitutes an Affiliate of any such Person (a "BUSINESS COMPETITOR") and (C) any benefit plan for employees of a Business Competitor.

         "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Notes, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, PROVIDED that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07,
(i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

     Section 10.08. CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' directors, officers, managers, members, partners, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or

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similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder;
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Borrowings. For the purposes of this Section, "INFORMATION" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; PROVIDED that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; PROVIDED that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby.

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     Section 10.09. SET-OFF. In addition to any rights and remedies of the
Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

     Section 10.10. INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     Section 10.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     Section 10.12. INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the

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provisions of this Agreement shall control; PROVIDED that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     Section 10.13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

     Section 10.14. SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.15. TAX FORMS.

     (a) Each Lender that is not a "United States person" within the meaning of
Section 7701(a)(30) of the Code (a "FOREIGN LENDER") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative

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Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

          (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion),
     (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

          (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); PROVIDED that if such Lender shall have satisfied the requirement of this
     Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in

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     the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

          (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.15(a).

     (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

     Section 10.16. GOVERNING LAW.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE

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

BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     Section 10.17. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     Section 10.18. JUDGMENT CURRENCY.

     (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent or a Lender could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately

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

preceding the day on which any such judgment, or any relevant part thereof, is given.

     (b) The obligations of the Borrower in respect of any sum due from it to any agent or Lender hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by such agent or Lender of any sum adjudged to be so due in such Other Currency such agent or Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due such agent or Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such agent or Lender against such loss, and if the Original Currency so purchased exceeds the sum originally due to such agent or Lender in the Original Currency, such agent or Lender shall remit such excess to the Borrower.

     Section 10.19. INTERNET COMMUNICATIONS. IN NO EVENT SHALL BANK OF AMERICA OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "BANK OF AMERICA PARTIES") HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY'S OR THE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY BANK OF AMERICA PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH BANK OF AMERICA PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                    [SIGNATURE PAGES BEGIN ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                                 LEVI STRAUSS & CO.
                                                    By:______________________

                                                    Name:
                                                    Title:

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

                                                    BANK OF AMERICA, N.A., as
                                                    the Administrative Agent
                                                    By:_______________________

                                                    Name:
                                                    Title:

                                    LENDERS:

                                                    BANK OF AMERICA, N.A., as
                                                    Lender
                                                    By:___________________

                                                    Name:
                                                    Title:

                                                    BANC OF AMERICA BRIDGE LLC,
                                                         as Lender
                                                    By:____________________

                                                    Name:
                                                    Title:

                                                                  SCHEDULE 1.01A

                      DEFINITION OF "CHANGE OF CONTROL"(1)

         "CHANGE OF CONTROL" means the occurrence of any of the following events:

         (a) prior to the first Public Equity Offering that results in a Public Market, the Permitted Holders cease to be the Beneficial Owners, directly or indirectly, of a majority of the total voting power of the Voting Stock of the Borrower, whether as a result of the issuance of securities of the Borrower, any merger, consolidation, liquidation or dissolution of the Borrower, any direct or indirect transfer of securities by the Permitted Holders or otherwise; or

         (b) on or after the first Public Equity Offering that results in a Public Market, if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, other than any one or more of the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Borrower; PROVIDED, HOWEVER, that the Permitted Holders are the Beneficial Owners, directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Borrower than that other person or group; and PROVIDED FURTHER, that the provisions of this clause (b) will not apply to Voting Trustees serving in that capacity under the Voting Trust Agreement; or

         (c) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Borrower and the Restricted Subsidiaries, considered as a whole (other than a disposition of assets as an entirety or virtually as an entirety to a wholly-owned Restricted Subsidiary or one or more Permitted Holders) shall have occurred, or the Borrower merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Borrower, in any event pursuant to a transaction in which the outstanding Voting Stock of the Borrower is reclassified into or exchanged for cash, securities or other Property, other than transaction where:

_________________________________
        (1) As defined in that certain 2001 U.S. Dollar Indenture dated as of January 18, 2001 between the Borrower and Wilmington Trust Company (as successor to Citibank, N.A.), as trustee. Unless otherwise specifically defined herein, each term used in this Schedule A that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

                  (1) the outstanding Voting Stock of the Borrower is reclassified into or exchanged for other Voting Stock of the Borrower or for Voting Stock of the surviving corporation or transferee, and

                  (2) the Holders of the Voting Stock of the Borrower immediately prior to the transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Borrower or the surviving corporation or transferee immediately after the transaction and in substantially the same proportion as before the transaction; or

         (d) during any period of two consecutive years, individuals who at the beginning of that period constituted the Board of Directors of the Borrower (together with any new directors whose election or appointment by such Board or whose nomination for election by the stockholders of the Borrower was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of that period or whose election or nomination for election was previously so approved or by a vote of the Voting Trustees pursuant to the terms of the Voting Trust Agreement) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or

         (e) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Borrower.

                               OTHER DEFINED TERMS

         "BENEFICIAL OWNER" means a beneficial owner as defined in Rule 13d-3 under the Securities Exchange Act of 1934, except that:

         (a) a Person will be deemed to be the Beneficial Owner of all shares that the Person has the right to acquire, whether that right is exercisable immediately or only after the passage of time,

         (b) for purposes of clause (a) of the definition of "Change of Control", Permitted Holders will be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or other legal entity so long as the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that corporation or other legal entity, and

         (c) for purposes of clause (b) of the definition of "Change of Control", any "person" or "group" (as those terms are defined in Sections 13(d) and 14(d) of the Securities Act of 1934 or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the

Securities Exchange Act of 1934, other than any one or more of the Permitted Holders, shall be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or legal entity ("the parent corporation"), so long as that person or group Beneficially Owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that parent corporation.

         The term "BENEFICIALLY OWN" shall have a corresponding meaning.

         "CAPITAL STOCK" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in that Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into that equity interest.

         "ISSUE DATE" means the first date on which the 2008 Notes are initially issued.

         "PERMITTED HOLDERS" means the holders of Voting Stock as of the Issue Date, together with any Voting Trustee and any Person who is a "PERMITTED TRANSFEREE" of the holders, as that term is defined in the Stockholders Agreement dated as of April 15, 1996 between this Agreement and the stockholders of the Borrower party thereto as that Stockholders Agreement was in effect on the Issue Date, except that transferees pursuant to Section 2.2(a)(x) of that Stockholders Agreement shall not be deemed to be Permitted Transferees for purposes of this Agreement.

         "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that Person, over shares of any other class of Capital Stock issued by that Person.

         "PUBLIC EQUITY OFFERING" means an underwritten public offering of common stock of the Borrower pursuant to an effective registration statement under the Securities Act of 1933.

         "PUBLIC MARKET" means any time after:

         (a) a Public Equity Offering has been consummated, and

         (b) at least 15% of the total issued and outstanding common stock of the Borrower has been distributed by means of an effective registration statement under the Securities Act of 1933.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "UNRESTRICTED SUBSIDIARY" means:

         (a) any Subsidiary of the Borrower that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section
4.10 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

         (b) any Subsidiary of an Unrestricted Subsidiary.

         "VOTING STOCK" of any Person means all classes of Capital Stock or other interests (including partnership interests, and in the case of the Borrower, the certificates issued pursuant to the Voting Trust Agreement) of that Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.